SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CONSTAR INTERNATIONAL INC.

(Name of registrant as specified in its charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

CONSTAR INTERNATIONAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Constar International Inc. to be held on May 30, 2007, beginning at 8:00 a.m., local time, at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania. The purposes of the Annual Meeting are:

1.	to elect three Class II directors to hold office until the annual meeting of stockholders in 2010;

2.	to approve the adoption of the 2007 Stock-Based Incentive Compensation Plan;

3.	to approve the adoption of the 2007 Non-Employee Directors’ Equity Incentive Plan;

4.	to ratify the appointment of the independent registered public accounting firm for the year ending December 31, 2007; and

5.	to transact any other business that may properly come before the meeting.

All holders of record of shares of Constar Common Stock at the close of business on April 13, 2007 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

We appreciate your ongoing interest and participation in our company. Please take the time to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors,

David Waksman Vice President, General Counsel and Secretary

Philadelphia, Pennsylvania

April 23, 2007

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed on or about April 27, 2007, to owners of shares of Constar International Inc. (“Constar” or the “Company”) Common Stock in connection with the solicitation of proxies by the Company’s Board of Directors for the 2007 Annual Meeting of Stockholders. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and the financial statement schedules and a list describing all of the exhibits not contained therein, will be provided without charge to each person solicited for a proxy upon the written request of such person directed to David Waksman, Vice President, General Counsel and Secretary, at the following address:

Constar International Inc.

One Crown Way

Philadelphia, PA 19154-4599

(215) 552-3700

VOTING PROCEDURES

Your vote is very important. Your shares can be voted at the Annual Meeting only if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given on a properly executed and delivered proxy, your shares will be voted by one of the individuals named on your proxy card in accordance with his judgment.

Who can vote?    Stockholders as of the close of business on April 13, 2007 are entitled to vote. On that day, 12,577,342 shares of our Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of Constar International Inc., One Crown Way, Philadelphia, Pennsylvania, beginning May 14, 2007. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

What shares are included in the proxy card?    The proxy card represents all the shares of Common Stock registered to you in a particular account. You may receive more than one proxy card if you hold shares which are either registered differently or in more than one account.

How are votes counted?    The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented in person or by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum has been reached. When nominees, such as banks and brokers, holding shares on behalf of beneficial owners do not receive timely voting instructions from the beneficial owners, the nominees may vote those shares only on matters deemed routine under the rules that govern voting by such nominees. On non-routine matters, nominees cannot vote and there is a so-called “broker non-vote” on that matter.

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Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect their election.

•

The affirmative vote of a majority of the shares of common stock present at the meeting, either in person or by proxy, and entitled to vote is required to approve the adoption of the 2007 Stock-Based Incentive Compensation Plan and the 2007 Non-Employee Directors’ Equity Incentive Plan, and the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will have no effect on the outcome of these matters because they are not counted as shares entitled to vote. Abstentions will have the same effect as a vote against these matters because they are counted as shares entitled to vote but are not counted as affirmative votes.

Who will count the vote?    Our Transfer Agent and Registrar, Computershare Trust Company N.A., will tally and certify the vote as our Inspector of Elections.

Who is soliciting this proxy?    This solicitation is made on behalf of us and our Board of Directors. We will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. Proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock. In addition, we have retained Mackenzie Partners & Co. to assist us in the solicitation of proxies for a fee of $3,500 plus certain expenses.

What if I can’t attend the meeting?    If you do not attend the meeting in person you must vote your shares by proxy if you intend to vote.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our business shall be managed by a Board of Directors, with the number of directors to be from six to thirteen as provided by the Board of Directors from time to time. The size of the Board of Directors is currently set at eight. The Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

On February 15, 2007, our Board of Directors elected Michael D. McDaniel as a Class III director.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The term of our Class I directors, Michael J. Hoffman and A. Alexander Taylor, will expire at our 2009 Annual Meeting. The term of our Class II directors, James A. Lewis, John P. Neafsey and Angus F. Smith, will expire at our 2007 Annual Meeting. The term of our Class III directors, William G. Little, Michael D. McDaniel and Frank J. Mechura, will expire at our 2008 Annual Meeting.

At the Annual Meeting, three Class II directors are to be elected. Each of the nominees is currently a director of the Company. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If any nominee becomes unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast at the Annual Meeting in person or by proxy.

Set forth below is information regarding each nominee for Class II director and each of our continuing Class I and Class III directors. The Board of Directors recommends a vote FOR each of the listed nominees.

Class II Nominees

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
James A. Lewis	59

Mr. Lewis has been a member of our Board of Directors since March 2003. Mr. Lewis is an independent management consultant. Mr. Lewis was the President and Chief Executive Officer of Lynx Chemical Group from 2002 through March 2006. Prior to that, Mr. Lewis worked as an independent management consultant from 2001 to 2002. Mr. Lewis was President and Chief Executive Officer of WorldWideTesting.com from 2000 to 2001. Mr. Lewis was Vice President and General Manager of the Container Plastics Business of Eastman Chemical Company from 1997 to 1999.

John P. Neafsey	67

Mr. Neafsey has been a member of our Board of Directors since July 2003 and has served as Chairman since April 2004. Mr. Neafsey has been President of JN Associates, an investment consulting firm, since 1993. Mr. Neafsey serves as Chairman of Alliance Resource Partners, L.P. and is a Director of West Pharmaceutical Services, Inc. He previously served as President and CEO of Greenwich Capital Markets from 1990 through 1993. Mr. Neafsey served on the Greenwich Capital Markets Board from 1983 to 1993.

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
Angus F. Smith	65

Mr. Smith has been a member of our Board of Directors since 2002. From June 2002 until June 2005, Mr. Smith was an Alliance Partner with the First Principles Group, a financial services company based in Washington, D.C. Mr. Smith was Vice President and Treasurer of Unisys Corporation from 1997 to 2000. Prior to this, Mr. Smith served at Rohm and Haas Company as Treasurer from 1980 to 1997, as Assistant Treasurer from 1976 to 1980 and in various financial management positions from 1967 to 1976. Mr. Smith is a Director of the American Arbitration Association.

Incumbent Class I Directors to Continue in Office for Term Expiring in 2009

Name	Age	Principal Occupation During at Least the Past Five Years
Michael J. Hoffman	46

Mr. Hoffman has been President and Chief Executive Officer and a Director of our Company since May 2002. Mr. Hoffman has been President of Constar, Inc. since October 2000. Mr. Hoffman was previously Vice President of Operations for Constar, Inc. since 1995, and director of Crown Cork & Seal Company, Inc.’s Aerosol Manufacturing division from 1993 to 1995. Before that, Mr. Hoffman was a Plant Superintendent, and then a Plant Manager, in several United States branches of Crown Cork & Seal Company, Inc. from 1987 to 1993. Prior to 1987, Mr. Hoffman was a Plant Superintendent for Continental Can Company and held various other plant management positions.

A. Alexander Taylor	53

Mr. Taylor has been a member of our Board of Directors since March 2003. Mr. Taylor has been the Chief Executive Officer and a Director of FGX International since October 2005. Prior to that, Mr. Taylor was the President and Chief Operating Officer of Chattem, Inc. from January 1998 to September 2005 and a member of Chattem, Inc.’s Board of Directors from 1993 to September 2005. Before that, Mr. Taylor was a partner in the law firm of Miller & Martin from 1983 to 1998. Mr. Taylor is a Director of Olan Mills, Inc.

Incumbent Class III Directors to Continue in Office for Term Expiring in 2008

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
William G. Little	64

Mr. Little has been a member of our Board of Directors since 2002. Mr. Little was Chairman of the Board of West Pharmaceutical Services, Inc. from 1996 until March 2003. Mr. Little was appointed President and Chief Executive Officer of West Pharmaceutical Services, Inc. in 1991. Mr. Little served as President of West Pharmaceutical Services, Inc. until 1998 and Chief Executive Officer until April 2002. Mr. Little is a Director of Crown Holdings, Inc., Fox Chase Cancer Center and the Ligocyte Corporation.

Michael D. McDaniel	58

Mr. McDaniel has been a member of our Board of Directors since February 2007. Commencing in 1972, Mr. McDaniel enjoyed a 34-year career with Owens-Illinois, Inc. Most recently, Mr. McDaniel was President, Closure and Specialty Products from 2004-2006, and General Manager, Closure and Specialty Products from 2001-2004. Prior to 2001 he held a variety of positions including Plant Manager, Director of Manufacturing and Engineering, and General Manager.

Frank J. Mechura	64

Mr. Mechura has been a member of our Board of Directors since 1997 and served as President of our Company from February 2002 to May 2002. Mr. Mechura is currently President of the Americas Division of Crown Holdings, Inc. Mr. Mechura was President of our Company from 1996 to 1998 and a Senior Vice President of Constar, Inc. from 1996 to 2000. Mr. Mechura has been an Executive Vice President and President of the Americas Division of Crown Cork & Seal Company, Inc. since 2001. Mr. Mechura was also Executive Vice President and President of the Americas Plastic Division of Crown Cork & Seal Company, Inc. from 2000 to 2001.

ADOPTION OF 2007 STOCK-BASED INCENTIVE COMPENSATION PLAN

ITEM 2 ON PROXY CARD

850,000 shares of common stock are authorized for issuance under our 2002 Stock-Based Incentive Compensation Plan. Of that number, 29,463 shares were available for grant as of April 13, 2007. This Plan will expire by its terms on November 19, 2007.

Our Board believes that equity-based compensation serves to align the interests of our employees with those of our stockholders, and is important to our efforts to attract and retain highly qualified personnel. Our Board does not believe that these goals can be served with the number of shares available for issuance under the 2002 Plan, which Plan will in any event expire on November 19, 2007. Accordingly, our Board has approved, subject to stockholder approval, the adoption of the 2007 Stock-Based Incentive Compensation Plan (the “2007 Plan.”) Up to 850,000 shares are authorized for issuance under the 2007 Plan. On April 13, 2007, the closing price of a share of our Common Stock was $9.30.

The following description of the 2007 Plan is qualified in its entirety by reference to the applicable provisions of the plan document. A copy of the 2007 Plan is attached to this Proxy Statement as Exhibit A.

The purpose of the 2007 Plan is to assist us in attracting and retaining valued employees by offering them a greater stake in our success and to encourage ownership of our stock by our employees. The 2007 Plan accomplishes these goals by allowing eligible employees to receive awards of restricted stock units, restricted stock, options, stock appreciation rights and other equity-based awards.

If any award is forfeited, or terminates or is settled without actual distribution of shares of Common Stock, shares of Common Stock subject to such award will again be available for future grant. In addition, if there is a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change in our corporate structure, the number of shares available for award under the Plan will be adjusted to reflect such change. No individual employee may receive more than 120,000 shares under the 2007 Plan during any calendar year (the “individual limit”). Any shares issued to satisfy assumed or substituted grants made by an acquired company will not reduce the number of shares available for future grant and will not count against the individual limit.

Eligibility.    Our officers and other key employees (including Mr. Hoffman, who is also a director of the Company) are eligible to participate in the 2007 Plan. Any employee who is designated by our Board’s Compensation Committee as eligible to participate in the 2007 Plan shall be eligible to receive an award under the 2007 Plan.

Administration and Implementation.    The 2007 Plan is administered by the Compensation Committee. The Compensation Committee also has full authority to select the employees to whom awards will be granted and to determine the type and amount of awards to be granted to each eligible employee, the terms and conditions of awards granted under the 2007 Plan and the terms of agreements that will be entered into with holders of such awards.

The Compensation Committee may condition the grant or vesting of any award upon the holder’s achievement of a performance goal that is established by the Compensation Committee before the grant of the award. A performance goal is a goal that must be met by the end of a period specified by the Compensation Committee (but that is substantially uncertain to be met before the grant of the award) based upon:

•	the price of our Common Stock;

•	our market share;

•	our sales;

•	earnings per share of our Common Stock;

•	our return on stockholders’ equity;

•	our costs;

•	our cash flow;

•	our return on total assets;

•	our return on invested capital;

•	our return on net assets;

•	our earnings before interest, taxes, depreciation and amortization, including as may be adjusted under our credit agreements or otherwise;

•	individual goals;

•	our operating income; or

•	our net income.

The Compensation Committee interprets the provisions of the 2007 Plan and makes all determinations necessary for the administration of the 2007 Plan.

No award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that the Compensation Committee will adjust the number and kind of shares covered by outstanding awards and the exercise price of outstanding options and stock appreciation rights to reflect a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure. The Compensation Committee may also make adjustments in the terms and conditions of awards, including any performance goals, in recognition of other unusual or non-recurring events or changes in applicable law or accounting principles. If a change in control occurs (as such term is defined in the 2007 Plan), the Compensation Committee may (1) allow all outstanding awards to become fully vested and exercisable upon the change in control, (2) cancel outstanding awards in exchange for cash, (3) terminate unexercised options and stock appreciation rights and/or (4) in a transaction where we are not the surviving corporation, cause the surviving corporation to assume or replace outstanding awards. Subject to the foregoing, the Compensation Committee may also otherwise amend outstanding awards so long as the amendment does not take away any benefit previously granted to a holder and otherwise comports with the terms of the 2007 Plan.

The principal terms and conditions of each particular type of award available under the 2007 Plan are described below.

Restricted Stock Units.    An award of restricted stock units is a grant to the recipient of a specified number of book-entry units, each having a value equal to one share of our Common Stock on the grant date. Restricted stock units will vest and become payable at the end of a vesting period and/or upon achievement of performance goals. Restricted stock units are subject to forfeiture upon specified events prior to vesting. Restricted stock unit awards will be evidenced by a restricted stock unit award agreement that will specify the duration of the vesting period and the performance, employment or other conditions under which the restricted stock units may be forfeited. Amounts equal to any dividends paid with respect to our Common Stock prior to vesting will be paid to the holder currently, or deferred and deemed to be reinvested in additional restricted stock units, or otherwise reinvested on such terms as are determined by the Compensation Committee and specified in the restricted stock unit award agreement. Settlement of restricted stock units may be made in cash, shares of Common Stock, or any combination thereof.

Restricted Stock.    An award of restricted stock is a grant to the recipient of a specified number of shares of Common Stock that are subject to forfeiture upon specified events and/or the failure to achieve specified performance goals during the restriction period and which are held by us during the restriction period. Such award will be evidenced by a restricted stock agreement that will specify the duration of the restriction period and the performance, employment or other conditions under which the restricted stock may be forfeited. Unless otherwise specified in the restricted stock award agreement, during the restriction period, the holder has the right to receive dividends on, and to vote, the shares of restricted stock.

Options.    An award of options is a grant of the right to purchase a specified number of shares of Common Stock from us for a specified time period at a fixed price. Options may be either “incentive stock options” as defined in section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options, as determined by the Compensation Committee. Each grant of options will be evidenced by an option agreement that will specify the type of option, the exercise price, the term of the option, when the option will become exercisable and any applicable performance goals. The price per share at which Common Stock may be purchased upon exercise of an option will be determined by the Compensation Committee, but will be not less than the fair market value of a share of Common Stock on the date of grant. However, any employee who owns more than 10% of the combined voting power of all classes of our outstanding Common Stock (a “10% stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the Option is at least 110% of the fair market value of the Common Stock on the date of grant.

Payment for shares issued upon exercise of an option generally may be made in cash, payment through a broker from the proceeds of the sale of the shares purchased through the exercise of the option (a “cashless exercise”), or, with the consent of the Compensation Committee, with other shares of Common Stock owned by the option holder. The term of an option will be no more than 10 years. However, in the case of an incentive stock option granted to a 10% stockholder, the term will be for no more than five years. If a holder terminates employment due to death, disability or retirement, options will remain exercisable for one year after the date of termination. If termination is for any other reason except cause, options will remain exercisable for 90 days after the date of termination. However, these post-termination exercise periods only apply to the extent of the remaining term of the option. If termination is for cause, all unexercised options will immediately terminate, even if vested.

Stock Appreciation Rights.    An award of stock appreciation rights is a grant of the right to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant of the right to the date of exercise. Payment may be made in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee. Each stock appreciation right will be evidenced by a stock appreciation right agreement, which will specify the base price, the term of the stock appreciation right, when the stock appreciation right will become exercisable and any applicable performance goals. The base price of a stock appreciation right will be determined by the Compensation Committee, but will be not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock appreciation right will be no more than 10 years. Holders of stock appreciation rights are entitled to the same post-termination exercise periods as holders of options.

Other Stock-Based Awards.    The Compensation Committee is authorized, subject to limitations under applicable law, to grant any type of award different from the types described above that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Compensation Committee to be consistent with the purposes of the 2007 Plan.

Vesting of Awards.    Awards will vest (and in the case of options and SARs, become exercisable) at such time or times as may be determined by the Compensation Committee and as set forth in the applicable award agreement. However, no award will vest or become exercisable more rapidly than at a rate of one-third of the award per year over a period of three years. Awards may vest over longer periods and in smaller installments. In addition, at least 50% of the restricted stock and restricted stock units issued under the 2007 Plan will contain a “Price Condition.” The Price Condition means that the award will not vest on a scheduled vesting date unless the price per share of Common Stock on the applicable vesting date is greater than the price per share on the grant date of the award. If restricted stock or restricted stock units do not vest on a scheduled vesting date because the

Price Condition is not satisfied, the amounts that do not vest will vest on the next scheduled vesting date on which the Price Condition is satisfied. Amounts with respect to which the Price Condition has not been met on the final vesting date will be forfeited.

Award Deferrals.    An award agreement may provide for the deferral of any award, dividend or dividend equivalent until a time established by the Compensation Committee. Deferrals shall be accomplished by the delivery of a written irrevocable election by the holder on a form provided by the Compensation Committee, or, if such deferral is automatic, the terms of such deferral shall be set forth in the award agreement. Deferred awards may also be credited with interest at rates determined by the Committee, or with dividends or dividend equivalents if the deferred award is denominated in shares.

Amendment and Termination.    Our Board of Directors has authority to amend, suspend or terminate the 2007 Plan at any time. However, certain amendments require the approval of a majority of our stockholders. Without stockholder approval, no amendment may be made:

•

increasing the maximum number of shares available for awards under the 2007 Plan, except for adjustments for a reorganization, recapitalization, spin-off, stock split, combination, merger, or other change in our corporate structure;

•	changing the class of employees eligible under the 2007 Plan;

•	modifying the maximum number of awards that an eligible employee may receive or categories of performance goals that must be met;

•	extending the 2007 Plan’s term or our Board of Directors’ power to amend, suspend or terminate the 2007 Plan; or

•	modifying the 2007 Plan’s terms and conditions to the extent stockholder approval is required under any applicable law or the rules of a stock exchange.

The 2007 Plan will remain in effect for 10 years from the date of its approval by our stockholders, unless earlier terminated by our Board of Directors. Such termination will not affect awards outstanding under the 2007 Plan.

New Plan Benefits.    Employees who will participate in the 2007 Plan in the future, and the amounts of their awards, are to be determined by the Compensation Committee subject to the restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 2007 Plan or the names or positions of, or respective amounts payable or allocable to, any individuals who may participate in the 2007 Plan.

Certain Federal Income Tax Considerations.    The following discussion is a summary of certain federal income tax considerations that may be relevant to holders of awards under the 2007 Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a holder based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a holder.

Restricted Stock Units.    A holder realizes no taxable income and we are not entitled to a deduction when restricted stock units are awarded. When the restricted stock units vest and are paid, the holder will realize compensation income equal to the amount of cash received or the fair market value of the shares received, and we will be entitled to a corresponding deduction. If payment is made in shares of Common Stock, a holder’s tax basis in such shares will be equal to the fair market value of such shares when the holder receives them. Upon subsequent sale of the shares, the holder will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the holder’s hands.

Restricted Stock.    Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder who receives such restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of restricted stock and we are not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the shares, and we will be entitled to a corresponding deduction. A holder’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the holder’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon subsequent sale of the shares, the holder will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the holder’s hands.

Individuals receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the holder elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and we will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the holder, and the holder’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after shares of restricted stock are received, and the holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the holder. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Non-Qualified Options.    A holder realizes no taxable income and we are not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a holder will realize compensation income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and we will be entitled to a corresponding deduction. A holder’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the holder’s holding period for such shares will begin at that time. Upon subsequent sale of the shares of Common Stock received upon exercise of a non-qualified option, the holder will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the holder’s tax basis in such shares.

Under the 2007 Plan, non-qualified options may, if permitted under the applicable award agreement, be exercised in whole or in part with shares of Common Stock held by the holder. Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as compensation income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options.    A holder realizes no taxable income and we are not entitled to a deduction when an incentive stock option is granted or exercised. Provided the holder meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a holder upon sale of the shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the holder disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the holder will realize compensation income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in compensation income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year.

Under the 2007 Plan, incentive stock options may, if permitted under the applicable award agreement, be exercised in whole or in part with shares of Common Stock held by the holder. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

Stock Appreciation Rights.    A holder realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a holder will realize compensation income in an amount equal to the cash or the fair market value of the shares received, and we will be entitled to a corresponding deduction.

Withholding.    We are entitled to deduct from the payment of any award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the holder to pay such withholding taxes to us as a condition of receiving payment of the award. The Compensation Committee may allow a holder to satisfy his or her withholding obligations by directing us to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the holder to us in an amount necessary to satisfy the withholding obligation.

Section 162(m) Limitations.    Our entitlement to a deduction with respect to any award is subject to section 162(m) of the Code, which limits the deductibility of compensation paid to certain executive officers, unless such compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations. Under the 2007 Plan, the Compensation Committee may in its discretion grant awards that are intended to qualify as performance-based compensation.

The Board of Directors recommends a vote “FOR” adoption of the 2007 Plan.

ADOPTION OF 2007 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

ITEM 3 ON PROXY CARD

25,000 shares of common stock are authorized for issuance under our 2002 Non-Employee Directors’ Equity Incentive Plan. Of that number, 5,917 shares were available for grant as of April 13, 2007. This Plan will expire by its terms on November 19, 2007.

Our Board believes that equity-based compensation serves to align the interests of our directors with those of our stockholders, and is important to our efforts to attract and retain highly qualified directors. Our Board does not believe that these goals can be served with the number of shares available for issuance under this Plan, which Plan will in any event expire on November 19, 2007. Accordingly, our Board has approved, subject to stockholder approval, the adoption of the 2007 Non-Employee Directors’ Equity Incentive Plan (the “2007 Directors’ Plan.”) Up to 50,000 shares are authorized for issuance under the 2007 Directors’ Plan. On April 13, 2007, the closing price of a share of our Common Stock was $9.30.

The following description of the 2007 Directors’ Plan is qualified in its entirety by reference to the applicable provisions of the plan document. A copy of the 2007 Directors’ Plan is attached to this Proxy Statement as Exhibit B.

The purpose of the 2007 Directors’ Plan is to promote our interests and the interests of our stockholders by attracting and retaining valued non-employee directors, and to motivate these persons to exercise their best efforts on our behalf. The 2007 Directors’ Plan accomplishes these goals by allowing our directors who are not our employees to receive awards of restricted stock and non-qualified stock options.

If any award under the 2007 Directors’ Plan is forfeited, or terminates or is settled without actual distribution of shares of Common Stock, shares of Common Stock subject to such award will again be available for future grant. In addition, if there is a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change in our corporate structure, the number of shares available for award under the 2007 Directors’ Plan will be adjusted to reflect such change. Any shares issued to satisfy assumed or substituted grants made by an acquired company will not reduce the number of shares available for future grant.

Eligibility.    All of our directors who are not our employees are eligible to participate in the 2007 Directors’ Plan. As of April 13, 2007, seven non-employee directors are eligible to participate in the 2007 Directors’ Plan.

Administration and Implementation.    The 2007 Directors’ Plan is administered by the Compensation Committee. The Compensation Committee interprets the provisions of the 2007 Directors’ Plan and makes all determinations necessary for the administration of the 2007 Directors’ Plan. The Compensation Committee has the power to select the directors to whom awards will be granted, and to determine the type and amount of awards to be granted to each director, the terms and conditions of awards granted under the 2007 Directors’ Plan and the terms and conditions of award agreements that will be entered into with participating non-employee directors.

No award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award, except that our Board of Directors will adjust the number and kind of shares covered by outstanding awards and the exercise price of outstanding options to reflect a reorganization, recapitalization, spin-off, stock split, combination, merger or any other change of corporate structure. The Compensation Committee may also make adjustments in the terms and conditions of awards in recognition of other unusual or non-recurring events or changes in applicable law or accounting principles. In the event of a change in control (as defined in the 2007 Directors’ Plan), the Compensation Committee may (1) allow all outstanding awards to become fully vested and exercisable upon the change in control, (2) cancel outstanding awards in exchange for cash, (3) terminate unexercised options and/or (4) in a transaction where we are not the surviving corporation, cause the surviving corporation to assume or replace outstanding awards. Subject to the foregoing, the Compensation Committee may also otherwise amend outstanding awards so long as the amendment does not take away any benefit previously granted to a holder and otherwise comports with the terms of the 2007 Directors’ Plan.

Restricted Stock.    An award of restricted stock is a grant of shares of Common Stock that are subject to certain restrictions, including the forfeiture of such stock upon the happening of certain events during the restriction period. Restricted stock awarded under the 2007 Directors’ Plan will be evidenced by restricted stock agreements. Unless otherwise determined by the Compensation Committee, during the restriction period, holders of restricted stock have the right to receive dividends from and to vote the shares of restricted stock. Provided the terms of the 2007 Directors’ Plan and the applicable award agreement are satisfied, shares of our Common Stock awarded pursuant to a restricted stock award will be issued and delivered to the recipient at the end of the restriction period as specified in the applicable award agreement.

The restricted stock agreements will specify the duration of the restriction period and the performance, service or other conditions (including termination of service on account of death, disability or other cause) under which the restricted stock may be forfeited by the recipient. The Compensation Committee may modify or accelerate the vesting and delivery of shares of restricted stock.

Options.    An award of options is a grant of the right to purchase a specified number of shares of Common Stock from us for a specified time period at a fixed price. Options issued under the 2007 Directors’ Plan will be non-qualified stock options. Each grant of options will be evidenced by an option agreement that will specify the type of option, the exercise price, the term of the option and when the option will become exercisable. The price per share at which Common Stock may be purchased upon exercise of an option will be determined by the Compensation Committee, but will be not less than the fair market value, as defined in the 2007 Directors’ Plan, of a share of Common Stock on the date of grant.

Payment for shares issued upon exercise of an option generally may be made in cash, payment through a broker from the proceeds of the sale of the shares purchased through the exercise of the option (a “cashless exercise”), or, with the consent of the Compensation Committee, with other shares of Common Stock owned by the option holder. The term of an option will be no more than 10 years. If a holder terminates service on our Board of Directors for any reason, options will remain exercisable for 90 days after the date of termination, or until the expiration of the stated term of the option, whichever period is shorter.

Vesting of Awards.    Awards will vest (and in the case of options, become exercisable) at such time or times as may be determined by the Compensation Committee and as set forth in the applicable award agreement. However, no award will vest or become exercisable more rapidly than at a rate of one-third of the award per year over a period of three years. Awards may vest over longer periods and in smaller installments.

Amendment and Termination.    Our Board of Directors has authority to amend, suspend or terminate the 2007 Directors’ Plan at any time. However, certain amendments require the approval of a majority of our stockholders. Without stockholder approval, no amendment may be made:

•

increasing the maximum number of shares available for awards under the 2007 Directors’ Plan, except for adjustments for a reorganization, recapitalization, spin-off, stock split, combination, merger, or other change in our corporate structure;

•	changing the class of individuals eligible under the 2007 Directors’ Plan;

•	extending the term of the 2007 Directors’ Plan or our Board of Directors’ power to amend, suspend or terminate the 2007 Directors’ Plan; or

•	modifying the 2007 Directors’ Plan’s terms and conditions to the extent stockholder approval is required under any applicable law or the rules of a stock exchange.

The 2007 Directors’ Plan will remain in effect for 10 years from the date of its approval by our stockholders, unless earlier terminated by our Board of Directors.

New Plan Benefits.    Directors who will participate in the 2007 Directors’ Plan in the future, and the amounts of their awards, are to be determined by the Compensation Committee subject to the restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 2007 Directors’ Plan or the names of, or respective amounts payable or allocable to, any individuals who may participate in the 2007 Directors’ Plan.

Certain Federal Income Tax Considerations.    The following discussion is a summary of certain federal income tax considerations that may be relevant to holders of awards under the 2007 Directors’ Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a holder based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a holder.

Restricted Stock.    Restricted stock received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder who receives such restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of restricted stock and we are not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse the holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the stock, and we will be entitled to a corresponding deduction. A holder’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the holder’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon subsequent sale of the shares, the holder will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the holder’s hands.

Individuals receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the holder elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and we will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the holder, and the holder’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after shares of restricted stock are received, and the holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the holder. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Non-Qualified Options.    A holder realizes no taxable income and we are not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a holder will realize compensation income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and we will be entitled to a corresponding deduction. A holder’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the holder’s holding period for such shares will begin at that time. Upon subsequent sale of the shares of Common Stock received upon exercise of a non-qualified option, the holder will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the holder’s tax basis in such shares.

Under the 2007 Directors’ Plan, non-qualified options may, if permitted under the applicable award agreement, be exercised in whole or in part with shares of Common Stock held by the holder. Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

The Board of Directors recommends a vote “FOR” adoption of the 2007 Directors’ Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2006 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:

•	the number of securities to be issued upon the exercise of outstanding options;

•	the weighted-average exercise price of the outstanding options; and

•	the number of securities that remain available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders (1)	168,597	$12.00	200,807
Equity compensation plans not approved by security holders (2)	—	—	—

Total	168,597	n/a	200,807

(1)

Does not include 297,022 shares of restricted stock outstanding under our 2002 Stock-Based Incentive Compensation Plan and our 2002 Non-Employee Directors’ Equity Incentive Plan. Does not include 25,312 shares issued under our Employee Stock Purchase Plan.

(2)	Does not include 173,595 restricted stock units outstanding under the Company’s Annual Incentive and Management Stock Purchase Plan.
(3)	Includes shares available under our 2002 Stock-Based Incentive Compensation Plan, our 2002 Non-Employee Directors’ Equity Incentive Plan and our Employee Stock Purchase Plan.

The material terms of the non-stockholder approved Annual Incentive and Management Stock Purchase Plan are described in the Compensation Discussion and Analysis section, under the subheading “Bonus Program.”

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our business, property and affairs are managed under the direction of our Board of Directors.

Meetings of the Board of Directors.    In 2006, the Board of Directors met nine times. Each of the incumbent directors attended at least 75% of the meetings of the Board and each of the committees to which the director was assigned.

Committees of the Board of Directors.    The Board of Directors has established three standing committees.

Audit Committee—maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our internal and external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. In addition, the Audit Committee assists the Board of Directors in monitoring the integrity of our financial statements and compliance with laws and regulations related to our financial statements and has the responsibility to establish procedures for the receipt and treatment of complaints regarding our financial statements, internal accounting controls or other related auditing matters. In 2006, the Audit Committee met 15 times. In 2006 the members of the Audit Committee were Messrs. Neafsey, Smith and Taylor, each of whom is “independent” under Nasdaq listing standards and applicable SEC regulations. Mr. Smith is the Chairman of this Committee.

The Board of Directors has determined that Mr. Neafsey is an “audit committee financial expert” as defined by regulations promulgated under the Securities Act of 1933.

Compensation Committee—reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the Chief Executive Officer; reviews and approves the compensation to be provided to the Company’s other executive officers; reviews and makes recommendations to the Board regarding director compensation. The Compensation Committee also oversees our equity compensation and certain other benefit plans. The Compensation Committee works with independent compensation consultants that are engaged directly by the Compensation Committee.

The Compensation Committee considers the recommendations of the Chief Executive Officer in setting the compensation of other executive officers.

In 2006, the Compensation Committee met seven times. The members of the Compensation Committee in 2006 were Messrs. Lewis, Neafsey and Taylor, each of whom is “independent” under Nasdaq listing standards and applicable SEC regulations. Mr. Little was also a member of the Compensation Committee during 2006, but he retired from the Compensation Committee before its first meeting in 2006. Mr. Taylor is the Chairman of this Committee.

Nominating and Corporate Governance Committee—develops and oversees corporate governance guidelines; and identifies, reviews, evaluates and recommends potential candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders who timely submit such recommendations as outlined under “Submission of Director Nominations” below. In 2006, the Nominating and Corporate Governance Committee met three times. In 2006, the members of the Nominating and Corporate Governance Committee were Messrs. Lewis, Little, Neafsey and Taylor, each of whom is “independent” under Nasdaq listing standards and applicable SEC regulations. Mr. Taylor retired from this Committee in 2006. Mr. Neafsey is the Chairman of this Committee.

Committee Charters.    Each of our Audit, Compensation, and Nominating and Corporate Governance Committees has a written charter delineating its responsibilities. Each committee’s charter is available on the “Investors—Corporate Governance” section of our web site at www.constar.net.

Contacting our Directors.    You may contact our Board of Directors and any of our individual directors by writing to them care of the Secretary, Constar International Inc., One Crown Way, Philadelphia, Pennsylvania 19154-4599. The Secretary will forward the communication to the Board of Directors or the applicable director(s). In addition, it is the Company’s policy that any allegation of accounting or financial impropriety must be brought to the attention of the Audit Committee immediately.

Attendance at the Annual Meeting.    We strongly encourage each of our directors to attend our annual meeting of stockholders. Last year, each of our directors attended the annual meeting of stockholders.

Submission of Director Nominations.    The Nominating and Corporate Governance Committee will consider stockholders’ suggestions for nominees for election to our Board of Directors in 2008. Any such suggestion must be made in writing, must include biographical data and a description of such nominee’s qualifications, and must be accompanied by the written consent of such nominee. Any such suggestion for nominees must be mailed to the Nominating and Corporate Governance Committee, c/o The Secretary, Constar International Inc., One Crown Way, Philadelphia, Pennsylvania 19154-4599. For such suggested nominee to be eligible to be considered for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders in compliance with the Company’s Amended and Restated Bylaws, the suggestion must be received between November 25, 2007 and December 25, 2007. Nominees for election to the Board of Directors should at a minimum satisfy the following criteria:

•	Possess the integrity and judgment essential to effective decision making.

•

Have the ability and willingness to commit necessary time and energy to prepare for, attend and participate in meetings of the Board and one or more of its standing committees and not have other directorships, trusteeships or outside involvements that would materially interfere with responsibilities as a director of Constar.

•	Have the willingness and availability to serve at least one three-year term.

•	Have the willingness and ability to represent the interests of all stockholders of the Company rather than any special interest or constituency while keeping in perspective the interests of the Company’s employees, customers, local communities and the public in general.

•	Have background and experience that complement or supplement the background and experience of other Board members.

•	Be free from interests that are or would present the appearance of being adverse to, or in conflict with, the interests of the Company.

•

Have a proven record of competence and accomplishment through demonstrated leadership in business, education, government service or finance, including director, chief executive or senior management experience; academic experience; manufacturing experience; financial and accounting experience; or other relevant experiences that will provide the Board with perspectives that will enhance Board effectiveness, including perspectives that may result from diversity in ethnicity, race, gender, national origin or nationality.

These criteria have been established by the Nominating and Corporate Governance Committee as criteria that any director nominee, whether suggested by a stockholder or otherwise, should satisfy. A nominee for election to the Board of Directors that is suggested by a stockholder will be evaluated by the Nominating and Corporate Governance Committee in the same manner that any other nominee for election to the Board (other than directors standing for re-election) is evaluated. The evaluation process will include a comprehensive background and reference check, a series of personal interviews by, at a minimum, the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee, and a thorough review by the full committee of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above. Finally, if the committee determines that a candidate should be nominated for election to the Board of Directors, the committee will present its findings and recommendation to the full Board of Directors for approval.

Corporate Governance Practices.    We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review any new federal laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq. We have implemented corporate governance practices that we believe are in the best interest of our company and our stockholders.

Codes of Conduct.    We have adopted Corporate Governance Guidelines for our company. These guidelines address such matters as director qualifications, directors’ access to management and advisors, conflicts of interest and performance evaluations. We have also adopted a Code of Ethics that applies to all of our employees and includes special provisions applicable to our principal executive officer, principal financial officer, and corporate controller. Our Corporate Governance Guidelines and Code of Ethics are available on the “Investors” section of our web site at www.constar.net.

Disclosure Committee.    We have established a Disclosure Committee, comprised of senior executives who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use to prepare our periodic SEC reports.

Ethics Hotline.    We have established a confidential hotline by which employees can communicate concerns regarding unethical or illegal conduct at our company. The Audit Committee has established procedures to receive, retain and address these concerns.

Insider Trading.    In addition to the insider trading prohibitions of our Code of Ethics, we maintain an additional insider trading policy that applies to our directors, executive officers and certain other personnel. Our insider trading policy prohibits these individuals from trading in our securities at certain times when we would normally expect the Company to have material non-public information regarding its quarterly and annual earnings results. In addition, these individuals are prohibited from trading without obtaining the prior approval of a compliance officer.

Executive Sessions of the Independent Directors.    Our independent directors meet periodically in executive session without members of management.

Resignation upon Change in Employment Circumstances.    It is our policy that a director offer to resign upon a change in his or her employment circumstances. The Board of Directors has the discretion whether or not to accept any such resignation.

Director Independence.    The Board of Directors has considered transactions and relationships between each director, on one hand, and the Company or its affiliates, on the other. The purpose of this review was to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent under Nasdaq listing standards and applicable SEC regulations. As a result of this review, the Board determined that Messrs. Lewis, Little, McDaniel, Neafsey, Smith and Taylor are independent. Mr. Mechura is considered to be not independent because he is an executive officer of Crown Holdings, Inc., one of the Company’s significant stockholders. Mr. Hoffman is considered to be not independent because he is an executive officer of the Company. The Board of Directors considered Mr. Little’s membership on Crown Holdings, Inc.’s Board of Directors, and did not feel that this compromised Mr. Little’s independence.

Stock Ownership Guidelines.    The Company’s stock ownership guidelines for directors call for each director to hold stock with a value equal to two times the annual retainer paid to such director for his or her Board (but not Board committee) service. The Company’s stock ownership guidelines for executive officers call for each officer to hold stock with a value equal to 1.5 times such officer’s base salary, except for the Chief Executive Officer who is to hold stock with a value equal to 3.0 times his or her base salary.

APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements for 2007.

One or more representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees.    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2006 for the audit of our financial statements and internal controls for the year ended December 31, 2006 (including the delivery of reports required by Section 404 of the Sarbanes-Oxley Act) and the review of our quarterly financial statements filed on Form 10-Q in 2006 were $1,361,460. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2005 for the audit of our financial statements for the year ended December 31, 2005 and the review of our quarterly financial statements filed on Form 10-Q in 2005 were $1,610,000.

Audit-Related Fees.    There were no audit-related fees billed by PricewaterhouseCoopers LLP in 2006. The aggregate audit-related fees billed by PricewaterhouseCoopers LLP in 2005 were $285,000, relating to the review of an offering memorandum and registration statement on Form S-4.

Tax Fees.    There were no fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning during 2006. The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning during 2005 were $14,975.

All Other Fees.    There were no fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and December 31, 2005 for any services other than as described above, other than subscription fees for an accounting and tax research program in the amount of $1,500 each year.

All the services described above were approved by our Audit Committee, other than $975 of tax fees in 2005. In accordance with the charter of our Audit Committee, all auditing services and, except as provided in the following sentence, all non-audit services to be provided by any independent registered public accounting firm of the Company shall be pre-approved by the Audit Committee; in addition, the Audit Committee may delegate such pre-approval duty to one or more designated members of the Audit Committee who are also independent directors of the Board of Directors; provided, that any decisions of any member of the Audit Committee to whom such duty has been delegated shall also be presented to the full Audit Committee at its next scheduled meeting. The pre-approval requirement described in the preceding sentence shall not apply to non-audit services for the Company if (a) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved, prior to the completion of the audit, by the Audit Committee or by one or more members of the Audit Committee who are also independent directors of the Board of Directors to whom authority to grant pre-approvals has been delegated by the Audit Committee. The Audit Committee will review and consider all PricewaterhouseCoopers LLP professional services when assessing auditor independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

ITEM 4 ON PROXY CARD

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements for 2007.

Although the submission to stockholders of the appointment of PricewaterhouseCoopers LLP is not required by law or the Company’s Bylaws, the Audit Committee believes it is appropriate to submit this matter to stockholders to allow a forum for stockholders to express their views with regard to the Audit Committee’s selection. In the event stockholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers LLP.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee appoints the independent registered public accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and internal controls of the Company and makes recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Board of Directors has adopted a written charter setting forth the functions of the Audit Committee.

The Audit Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements. Management is responsible for the Company’s financial reporting process, including the Company’s system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility includes monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee also discussed with senior management and PricewaterhouseCoopers LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements for 2006 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, significant matters regarding the Company’s internal controls over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standard No. 61 “Communication with Audit Committees”, as amended.

The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent registered public accounting firm the issue of auditor independence, including the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

PricewaterhouseCoopers LLP billed the Company $1,361,460, in the aggregate, for professional fees for the audit of the Company’s financial statements and internal controls for the year ended December 31, 2006

(including the delivery of reports required by Section 404 of the Sarbanes-Oxley Act) and the review of our quarterly financial statements filed on Form 10-Q in 2006. PricewaterhouseCoopers LLP did not bill the Company for any professional services related to financial information systems design and implementation as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X. In 2006, PricewaterhouseCoopers LLP also billed the Company $1,500 for an accounting and tax research program.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements for 2007. In this connection, the Audit Committee has considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services are compatible with maintaining its independence.

RESPECTFULLY SUBMITTED BY:

John P. Neafsey

Angus F. Smith

A. Alexander Taylor

SUBMISSION OF STOCKHOLDER PROPOSALS

AND DIRECTOR NOMINATIONS

The Securities and Exchange Commission’s rules and our Amended and Restated Bylaws set forth standards as to what stockholder proposals are required to be included in a proxy statement. Stockholders wishing to have a proposal presented at our 2008 Annual Meeting of Stockholders, including a proposal containing one or more nominations of persons for election as directors, must submit the proposal so that the Secretary of the Company receives it between November 25, 2007 and December 25, 2007; provided, however, that in the event that the date of the meeting is advanced past June 29, 2008, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers, their ages and their positions are as follows:

Name	Age	Title
Michael J. Hoffman (1)	46	President, Chief Executive Officer and Director
Walter S. Sobon (2)	58	Executive Vice President and Chief Financial Officer
James C.T. Bolton (3)	52	Senior Vice President, Administration and Strategic Planning
Daniel M. Ingram (4)	51	Senior Vice President, Sales and Marketing
Henry J. Conicelli (5)	47	Vice President, Corporate Controller
Donald P. Deubel (6)	43	Vice President, Corporate Technologies
Frank E. Gregory (7)	56	Vice President, European Operations
Jerry A. Hatfield (8)	48	Vice President, Operations
David J. Waksman (9)	40	Vice President, General Counsel and Secretary

(1)     Michael J. Hoffman.    Mr. Hoffman has been President and Chief Executive Officer and a director of our Company since May 2002. Mr. Hoffman has been President of Constar, Inc. since October 2000. Mr. Hoffman was previously Vice President of Operations for Constar, Inc. since 1995, and director of Crown Cork & Seal Company, Inc.’s Aerosol Manufacturing division from 1993 to 1995. Prior to that, Mr. Hoffman was a Plant Superintendent, and then a Plant Manager, in several United States branches of Crown Cork & Seal Company, Inc. from 1987 to 1993. Prior to 1987, Mr. Hoffman was a Plant Superintendent for Continental Can Company and held various other plant management positions. Mr. Hoffman holds a B.S. in Mathematics and a B.S. in Psychology from the University of Delaware.

(2)    Walter S. Sobon.    Mr. Sobon has served as our Chief Financial Officer since December 2005. From 1999 to 2004, Mr. Sobon worked for VWR International, Inc. in three management positions: Chief Financial Officer from 2001 to 2004, General Manager of E-Business in 2000 and Vice President, Corporate Development and Process Improvement from 1999 to 2000. He was also Chief Financial Officer of VWR from 1989 to 1995. He was a member of Tatum CFO Partners, LLP since October 2005, an independent consultant from 2004 to 2005 and worked for WAI, a private company in 2005. Earlier in his career, he worked with Price Waterhouse for more than six years. He is a certified public accountant and holds a Bachelor’s degree in Business Administration with a major in Accounting from Pace University.

(3)    James C.T. Bolton.    Mr. Bolton has been Senior Vice President, Administration and Strategic Planning of our Company since May 2002. Previously, Mr. Bolton had been Senior Vice President, Strategic Planning and Information Systems for the Americas Division of Crown Cork & Seal Company, Inc. since 2001. Prior to that, Mr. Bolton was Vice President, Finance of Constar, Inc. from 1996 to 2001. Mr. Bolton was Vice President, Finance and Planning for the International Division of Crown Cork & Seal Company, Inc. from 1992 to 1996. Prior to that, Mr. Bolton was Director of Insurance for Crown Cork & Seal Company, Inc. and was

responsible for all benefits and property/casualty coverage in the U.S. from 1984 to 1992. Mr. Bolton also worked in the Treasury and Audit departments of Crown Cork & Seal Company, Inc. from 1978 to 1984. Mr. Bolton holds a B.A. in Economics from Harvard College.

(4)    Daniel M. Ingram.    Mr. Ingram has served as Senior Vice President of Sales and Marketing since November 2006. From 2002 until 2006, Mr. Ingram was President of The Ingram Group, a management consulting and executive search firm specializing in the packaging industry. He was Senior Vice President and Chief Operating Officer of Al-Group/Wheaton’s North American Pharmaceutical Packaging business from 1998-2001, and from 1996 to 1998 was first Vice President, Marketing and then Senior Vice President of Strategic Development for Al-Group/Wheaton. From 1980 until 1996, Mr. Ingram held various positions within several divisions of Wheaton Industries. Mr. Ingram holds a B.A. in Political Science from Rider University.

(5)    Henry J. Conicelli.    Mr. Conicelli has been our Vice President, Corporate Controller since May 2006. Previously, Mr. Conicelli was Vice President, Corporate Controller and Principal Accounting Officer of Globix Corporation from 2005 to 2006. Prior to that, Mr. Conicelli served as Vice President, Corporate Controller of Talk America, Inc. from 2001 to 2005. From 1997 until 2001, Mr. Conicelli served as Corporate Controller for Vectour/Travelways, Inc. Earlier in his career, he worked at Deloitte & Touche LLP for more than 3 years. Mr. Conicelli is a certified public accountant and holds a Bachelor’s degree in Business Administration with a major in accounting from Temple University.

(6)    Donald P. Deubel.    Mr. Deubel has been Vice President, Corporate Technologies of our Company since September 2002. Previously, Mr. Deubel had been Director of Packaging Development of Constar, Inc. from July 2000 to September 2002 and Senior Manager of Closure Engineering and Corporate Technologies for Crown Cork & Seal Company, Inc. from December 1997 to July 2000. Mr. Deubel holds a B.S. in Business Administration from the University of Toledo and a B.S. in Plastics Engineering from Ferris State University.

(7)    Frank E. Gregory.    Mr. Gregory has been Vice President, European Operations of our Company since September 2002. Previously, Mr. Gregory was UK Business Director for our Company since 2001. Prior to that, Mr. Gregory served as Vice President of Operations for Graham Packaging Company in Europe from 1998 to 2000. From 1993 to 1998 Mr. Gregory was General Manager of the UK Extension Blow Molding Bottles Business for the Plastics Division of CarnaudMetalbox, and in 1997 and 1998 Mr. Gregory also served as Strategic Projects Director and then Industrial Director for the Plastics Division of CarnaudMetalbox.

(8)    Jerry A. Hatfield.    Mr. Hatfield has been Vice President, Operations of our Company since March 2003. Mr. Hatfield was previously our Western Regional Manager from 2001 to 2003, and Operations Manager of our Kansas City plant from 1999 to 2001. Prior to that, Mr. Hatfield was a Plant Superintendent and then a Plant Manager of a Crown Cork & Seal Company, Inc. can and closure facility from 1991 to 1998. Mr. Hatfield holds a B.S. in Management from Madison University.

(9)    David J. Waksman.    Mr. Waksman has been Vice President, General Counsel and Secretary of our Company since July 2003. Previously, Mr. Waksman was a partner at the law firm of Dechert LLP. Mr. Waksman holds a law degree and an M.B.A. in Finance from New York University, as well as a B.A. and M.A. in History from The Johns Hopkins University.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned by our principal executive officer, our principal financial officer and our three most highly paid executive officers (other than our principal executive officer and principal financial officer), employed by us or our subsidiaries during the year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)		Total ($)
Michael J. Hoffman President and Chief Executive Officer	2006	438,500	—	283,759	—	417,426	64,723	25,196	(3)	1,229,604

Walter S. Sobon Executive Vice President and Chief Financial Officer	2006	300,000	—	144,111	—	142,223	26,649	4,199		617,182

James C.T. Bolton Senior Vice President, Administration and Strategic Planning	2006	233,400	—	110,706	—	112,331	50,115	4,519		511,071

Frank E. Gregory Vice President, European Operations(1)	2006	208,698	—	68,377	—	41,920	—	50,883	(4)	369,878

David J. Waksman Vice President, General Counsel and Secretary	2006	250,370	—	54,635	—	96,811	7,377	4,636		413,829

(1)

Mr. Gregory is based in the United Kingdom. Mr. Gregory’s salary and benefits are paid in British pounds. Compensation data has been converted to U.S. dollars using the 2006 daily average exchange rate of 1.84 dollars per pound, except that the amount shown under the “Non-Equity Incentive Plan Compensation” column was converted to U.S. dollars using the exchange rate on March 30, 2007, the date on which this award was approved by the Compensation Committee.

(2)

There were no forfeitures of stock awards during 2006. For a description of the assumptions used in the valuation of stock awards, see “Stock-Based Compensation” in footnote 2 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Includes a $12,000 car benefit, $4,964 country club expense reimbursement, $2,430 tax gross-up for such reimbursement, 401(k) matching contributions and insurance premiums.
(4)	Includes $31,304 of contributions to a personal pension plan and $19,579 of car and fuel benefits.

2006 Grants of Plan-Based Awards

Name	Grant Date	Issue Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number Of Shares Of Stock Or Units (#)	All other Option Awards: Number Of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Hoffman	—	—	—	438,500	—	—	—	—	—	—	—	—
Walter S. Sobon	December 6, 2005	May 30, 2006(1)	—	150,000	—	—	—	—	100,000	—	—	344,000
James C.T. Bolton	—	—	—	116,700	—	—	—	—	—	—	—	—
Frank E. Gregory	—	—	—	104,349	—	—	—	—	—	—	—	—
David J. Waksman	—	—	—	100,148	—	—	—	—	—	—	—	—

(1)

In connection with the hiring of Mr. Sobon, on December 6, 2005, the Compensation Committee authorized the issuance of 100,000 shares of restricted stock to Mr. Sobon under the Company’s 2002 Stock-Based Incentive Compensation Plan. Mr. Sobon commenced employment on December 12, 2005. The shares were not issued until May 30, 2006. The issuance was delayed until after the filing of an amendment to the Registration Statement on Form S-8 for such Plan.

(2)

The amounts shown in this column are target awards under the Company’s Annual Incentive and Management Stock Purchase Plan for the year ended December 31, 2006. Actual amounts awarded are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

In 2007, the named executive officers were awarded bonuses under the Company’s Annual Incentive and Management Stock Purchase Plan (the “MSPP”) in respect of 2006 performance. The amount of the bonus is shown in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.” The bonuses were earned but not paid in 2006. In accordance with the terms of the MSPP, one-half of each bonus amount was paid in 2007 following the Compensation Committee’s approval of the bonus amounts, and the remaining half is deferred until 2008. The deferred bonus earns interest at a 5% annual rate, compounded daily. The deferred portion of the bonus was matched with restricted stock units. The number of restricted stock units awarded to each named executive officer was determined by dividing the amount of such officer’s deferred bonus by the $8.85 closing price of our common stock on March 30, 2007, the date on which the Compensation Committee approved the bonuses. Accordingly, Mr. Hoffman, Mr. Sobon, Mr. Bolton, Mr. Gregory and Mr. Waksman were respectively awarded 23,489, 8,035, 6,312, 2,368 and 5,451 restricted stock units. These units were awarded in 2007 and are not shown in the Grants of Plan-Based Awards Table above, or the Outstanding Equity Awards at Fiscal Year-End Table below. The restricted stock units granted in 2007 are scheduled to vest in a single tranche on March 30, 2010.

The “Stock Awards” column under the Summary Compensation Table shows the expense recognized by the Company in 2006 in respect of both the 2007 restricted stock unit grants and previous years’ equity grants.

The “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table includes bonuses made under the MSPP in respect of 2006 performance, and interest earned on the deferred portion of MSPP bonuses previously awarded in respect of 2004 performance.

The 100,000 shares of restricted stock granted to Mr. Sobon in connection with his hiring vest in three equal annual tranches on the first three anniversaries of December 12, 2005, the date that he commenced working for the Company. The shares will immediately vest upon Mr. Sobon’s death or Disability, upon a Change in Control (as such terms are defined in the 2002 Stock-Based Incentive Compensation Plan), or upon normal retirement at or after age 65. If Mr. Sobon’s employment is terminated for any other reason (except for Cause, as defined in such Plan) then the restrictions on this 100,000 share award will lapse in the same proportion as the number of days that have elapsed since December 12, 2005 are to 1,095. This special vesting is cumulative with, not in addition to, any prior vesting. Except as provided in this paragraph, should Mr. Sobon’s employment with the Company terminate for any reason prior to the lapse of restrictions on any portion of the award, then that portion of the award will be forfeited.

Mr. Gregory does not participate in any Company-sponsored pension plan. The Company makes contributions on his behalf to a private pension plan. Such payments are reflected in the Summary Compensation Table in the “All Other Compensation” column.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Hoffman	66,840	—	—	12.00	November 14, 2007	90,124	630,868	—	—

Walter S. Sobon	—	—	—	—	—	66,667	466,669	—	—

James C.T. Bolton	21,400	—	—	12.00	November 14, 2007	39,329	275,303	—	—

Frank E. Gregory	2,255	—	—	12.00	November 14, 2007	27,687	193,809	—	—

David J. Waksman	—	—	—	—	—	14,790	103,530	—	—

Unvested restricted stock and restricted stock units will vest as follows:

Name	Award Description	Grant Date	Vesting Dates	Unvested Shares/ Units
Michael J. Hoffman	Restricted stock	8/5/2003	(1)	54,000
Michael J. Hoffman	Restricted stock	8/5/2004	(2)	19,800
Michael J. Hoffman	Restricted stock units	2/17/2005	(3)	16,324
Walter S. Sobon	Restricted stock	12/6/05	(4)	66,667
James C.T. Bolton	Restricted stock	8/5/2003	(1)	22,500
James C.T. Bolton	Restricted stock	8/5/2004	(2)	10,800
James C.T. Bolton	Restricted stock units	2/17/2005	(3)	6,029
Frank E. Gregory	Restricted stock	8/5/2003	(1)	13,500
Frank E. Gregory	Restricted stock	8/5/2004	(2)	9,000
Frank E. Gregory	Restricted stock units	2/17/2005	(3)	5,187
David J. Waksman	Restricted stock	8/5/2003	(1)	4,500
David J. Waksman	Restricted stock	8/5/2004	(2)	4,500
David J. Waksman	Restricted stock units	2/17/2005	(3)	5,790

(1)

Grants made in 2003 vest 20% on each anniversary of the grant date, provided that no more than 25% of the shares will vest until Constar stock achieves a $7.00 price target and no more than 55% of the shares will vest until Constar stock achieves a $12.00 price target. In addition, each grant may vest more rapidly than at the rate of 20% per year if the Company’s stock reaches certain price targets. If Constar stock achieves prices targets of $7.00, $12.00, and $15.00, then 25%, 55%, and 100% of the shares, respectively, would immediately vest. The $7.00 price target was achieved in 2004. Seven years after the grant date or upon an earlier change of control of the Company, any unvested shares will vest.

(2)

Grants made in 2004 vest 20% on each anniversary of the grant date, provided that no more than 25% of the shares will vest until Constar stock achieves a $6.00 price target and no more than 55% of the shares will vest until Constar stock achieves a $9.00 price target. In addition, each grant may vest more rapidly than at the rate of 20% per year if the Company’s stock reaches certain price targets. If Constar stock achieves price targets of $6.00, $9.00, and $12.00, then 25%, 55%, and 100% of the shares, respectively, would immediately vest. The $6.00 price target was achieved in 2004. The $9.00 price target was achieved in 2007, and the data above (which is presented as of December 31, 2006) does not reflect such vesting event. Upon achievement of the $9.00 price target, 4,950 of Mr. Hoffman’s restricted shares vested, 2,700 of Mr. Bolton’s restricted shares vested, 2,250 of Mr. Gregory’s restricted shares vested and 1,125 of Mr. Waksman’s restricted shares vested. Seven years after the grant date or upon an earlier change of control of the Company, any unvested shares will vest.

(3)	These restricted stock units will vest in a single installment on February 17, 2008.
(4)	These shares are part of a grant of 100,000 shares of restricted stock to Mr. Sobon that vest in three equal annual installments on each anniversary of December 12, 2005.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number Of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Hoffman	—	—	22,950	91,112
Walter S. Sobon	—	—	33,333	210,998
James C.T. Bolton	—	—	10,200	40,494
Frank E. Gregory	—	—	6,750	26,798
David J. Waksman	—	—	2,625	10,421

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael J. Hoffman	Constar Pension Plan	19.75	(1)	74,628	—
Michael J. Hoffman	Constar Supplemental Executive Retirement Plan	19.75	(1)	136,634	—

Walter S. Sobon	Constar Pension Plan	1.08		19,098	—
Walter S. Sobon	Constar Supplemental Executive Retirement Plan	1.08		7,551	—

James C.T. Bolton	Constar Pension Plan	28.08	(1)	163,275	—
James C.T. Bolton	Constar Supplemental Executive Retirement Plan	28.08	(1)	14,147	—
Frank E. Gregory(2)	—	—		—	—

David J. Waksman	Constar Pension Plan	3.42		19,364	—
David J. Waksman	Constar Supplemental Executive Retirement Plan	3.42		2,357	—

(1)

Prior to our initial public offering (“IPO”) in 2002, we were a wholly-owned subsidiary of Crown Holdings, Inc. Mr. Hoffman and Mr. Bolton are former Crown employees and receive credit for their years of service with Crown for purposes of the pension plans in the above table. Of the 19.75 years of service shown in the table above for Mr. Hoffman, 4.08 years are attributable to his post-IPO Constar service and the remaining 15.67 years are attributable to his pre-IPO Crown service. If Mr. Hoffman did not receive credit for his Crown service, then the present value of his accumulated benefit under the Constar Pension Plan would be $34,316 and the present value of his accumulated benefit under the Supplemental Executive Retirement Plan (the “SERP”) would be $28,249. Similarly, of the 28.08 years of service shown in the table above for Mr. Bolton, 4.08 years are attributable to his post-IPO Constar service and the remaining 24 years are attributable to his pre-IPO Crown service. If Mr. Bolton did not receive credit for his Crown service, then the present value of his accumulated benefit under the Constar Pension Plan would be $45,742 and the present value of his accumulated benefit under the SERP would be $2,057.

(2)

Because he is not a U.S. employee, Mr. Gregory is not eligible to participate in the Constar Pension Plan or the SERP. We maintain a separate stand-alone pension plan for the benefit of our employees in the United Kingdom. Mr. Gregory has opted not to participate in the U.K. pension plan. Instead, contributions are made on his behalf to a private pension plan. Such payments are reflected in the Summary Compensation Table above.

The Constar Pension Plan.    The Constar Pension Plan is a tax-qualified defined benefit pension plan covering the majority of U.S. salaried and hourly employees who are at least 21 years of age and who have completed at least one year of service. Vesting will occur after an employee has completed five years of service or upon attainment of age 65 while actively employed. For purposes of eligibility, including eligibility for early retirement, vesting and benefit accrual, the Constar Pension Plan recognizes all service recognized on behalf of our employees for pension purposes by Crown prior to our IPO.

With respect to our executive officers, the Constar Pension Plan provides normal retirement benefits at age 65 determined generally as 1.25% of the participant’s final five year average base rate of pay multiplied by the participant’s years of service. This formula applies to all eligible salaried employees employed at our corporate headquarters. Other participants in the Constar Pension Plan who are paid hourly and/or employed at other locations receive benefits under different formulas. Under federal law for 2006, benefits from the Constar Pension Plan are limited to $175,000 per year and may be based only on the first $220,000 of a participant’s annual compensation.

Benefits are generally payable beginning at age 65 in the form of a joint and 50% survivor annuity for married participants and a single life annuity for unmarried participants. Participants may elect other optional annuity forms of benefit of equivalent actuarial value. Benefits may not be paid in the form of a lump sum unless the actuarial present value of the participant’s benefit is $1,000 or less. An executive officer who has reached age 55 and completed at least 15 years of service may elect to retire early with reduced benefits. Currently, none of our named executive officers is eligible for early retirement.

The Supplemental Executive Retirement Plan.    We also maintain the Constar Supplemental Executive Retirement Plan (the “SERP”), a non-qualified supplemental pension plan. The SERP is intended to provide additional benefits to employees who are designated as participants in writing by us and whose benefits under the Constar Pension Plan are restricted by the federal limits on annual benefits and compensation described above. The SERP provides benefits to these participants on the same basis as the Constar Pension Plan; however, the executives accrue benefits without regard to the federal limits on annual benefits and compensation imposed on the Constar Pension Plan. SERP participants vest in their benefits upon completing five years of service, attainment of age 65 while actively employed, or upon a change in control of Constar. SERP participants become eligible for early retirement upon attainment of age 55 and completion of at least 15 years of service. A SERP participant who is terminated for “cause” will forfeit his or her SERP benefits, regardless of years of service. “Cause” generally means gross misconduct or negligence resulting in material harm to us; embezzlement of our assets; a felony conviction; a breach of an employment agreement; or a willful and material failure to follow the lawful directions of our Board of Directors.

Benefits under the SERP are paid in the same form as the participant’s benefit from the Constar Pension Plan. However, upon a change in control, SERP benefits will vest and become payable immediately in a lump sum. Currently, benefits under the SERP are unfunded.

Offset of Crown Pension Plan Benefits.    Pursuant to an agreement with Crown entered into in connection with our IPO, benefits earned under the Constar Pension Plan and SERP will be offset by any benefits the employee earned under the defined benefit pension plans sponsored by Crown (the “Crown Pension Plans”). Crown is responsible for the portion of the pension benefits that accrued while our employees were participants in the Crown Pension Plans prior to our initial public offering. This offset is reflected in the numbers set forth in the table above.

Actuarial Assumptions.    The values reported in the table above for both the Constar Pension Plan and the SERP are the present values as of December 31, 2006 of each named executive officer’s normal retirement benefit payable at age 65, calculated using a discount rate of 6% and mortality assumptions based on the RP-2000 Mortality Table. These assumptions are the same as the assumptions used for financial reporting purposes on our Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

Changes to the Pension Plan and the SERP.    The Constar Pension Plan and the SERP are being amended effective as of April 1, 2007 to discontinue benefit accruals after that date for all participants except those who (1) are actively employed on April 1, 2007, (2) have at least 15 years of service as of December 31, 2007 and (3) have a combined age and years of service of at least 65 as of December 31, 2007. Participants who meet these requirements are “grandfathered participants.” Named executive officers who are grandfathered participants will continue to accrue benefits under a new, less generous benefit formula of 1% of the participant’s final five year average base rate of pay multiplied by the participant’s years of service after March 31, 2007. The benefits of named executive officers who are not grandfathered will be frozen as of March 31, 2007 and such officers will accrue no additional benefits after that date. Messrs. Hoffman and Bolton are grandfathered participants. Messrs. Sobon, Gregory and Waksman are not grandfathered participants.

Funded Status of Pension Plan and SERP.    As of December 31, 2006, the Constar Pension Plan was underfunded on a GAAP basis by approximately $11.6 million, and the unfunded obligations of the SERP, determined on a GAAP basis was approximately $0.3 million. In the event the Constar Pension Plan were terminated as of December 31, 2006, which we do not expect, it would be underfunded on a termination basis by approximately $19.6 million.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael J. Hoffman	—	—	1,662	111,000	—
Walter S. Sobon	—	—	—	—	—
James C.T. Bolton	—	—	614	41,000	—
Frank E. Gregory	—	—	—	—	—
David J. Waksman	—	—	328	39,375	—

All amounts shown in the table above relate to the bonuses awarded under the MSPP in 2005 in respect of 2004 performance. Pursuant to the terms of the MSPP, cash bonuses were awarded in 2005, but only one-half of such bonuses were paid in 2005. The remaining half was paid in 2006 and is shown under the “Aggregate Withdrawals/Distributions” column. Pursuant to the MSPP, the bonus payment deferred until 2006 earned interest at an annual rate of 5%, compounded daily. The amount of interest earned in 2006 is shown under the “Aggregate Earnings in Last Fiscal Year” column. The same amounts are included in the Summary Compensation Table above under the “Non-Equity Incentive Plan Compensation” column. Officers have no discretion with respect to the timing of payments. Mr. Sobon was not employed by the Company during 2004, and accordingly no figures are reported for him. Mr. Gregory, our Vice President of European operations, received full payment in 2005 for his £37,422 bonus earned in 2004.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
James A. Lewis	78,500	3,437	—	—	—	—	81,937
William G. Little	69,000	3,437	—	—	—	—	72,437
Frank J. Mechura	65,500	3,437	—	—	—	—	68,937
John P. Neafsey	151,250	4,312	—	—	—	—	155,562
Angus F. Smith	110,750	3,437	—	—	—	—	114,187
A. Alexander Taylor	109,500	3,437	—	—	—	—	112,937

Our Chief Executive Officer serves on our Board of Directors, but he does not receive any compensation for such service.

We have granted our non-employee directors shares of restricted stock as set forth in the table below. These grants account for the expense recognized in our 2006 financial statements as shown in the Director Compensation Table under the “Stock Awards” column. These shares have been granted under our 2002 Non-Employee Directors’ Equity Incentive Plan. Each grant vests in equal annual installments over three years, subject to the director’s continued service on our Board of Directors. Upon a change in control, all shares immediately become fully vested. We have not granted any stock options to our non-employee directors.

Name	Year	Number of Shares Granted	Grant Date Fair Value ($)	Total Awards
James A. Lewis	2003	750	4,163
James A. Lewis	2004	750	3,765
James A. Lewis	2005	750	2,873
James A. Lewis	2006	750	2,850	Total granted to Mr. Lewis: 3,000, of which 1,500 are unvested
William G. Little	2003	750	4,163
William G. Little	2004	750	3,765
William G. Little	2005	750	2,873
William G. Little	2006	750	2,850	Total granted to Mr. Little: 3,000, of which 1,500 are unvested
Frank J. Mechura	2003	750	4,163
Frank J. Mechura	2004	750	3,765
Frank J. Mechura	2005	750	2,873
Frank J. Mechura	2006	750	2,850	Total granted to Mr. Mechura: 3,000, of which 1,500 are unvested
John P. Neafsey	2003	750	4,163
John P. Neafsey	2004	1,000	5,020
John P. Neafsey	2005	1,000	3,830
John P. Neafsey	2006	1,000	3,800	Total granted to Mr. Neafsey: 3,750, of which 2,001 are unvested
Angus F. Smith	2003	750	4,163
Angus F. Smith	2004	750	3,765
Angus F. Smith	2005	750	2,873
Angus F. Smith	2006	750	2,850	Total granted to Mr. Smith: 3,000, of which 1,500 are unvested
A. Alexander Taylor	2003	750	4,163
A. Alexander Taylor	2004	750	3,765
A. Alexander Taylor	2005	750	2,873
A. Alexander Taylor	2006	750	2,850	Total granted to Mr. Taylor: 3,000, of which 1,500 are unvested

Our non-employee directors currently participate in trading programs under Rule 10b5-1 of the Securities Exchange Act of 1934. Under the current program, each director makes a quarterly open market purchase of $4,725 worth of our Common Stock, except that (1) Mr. Neafsey makes a quarterly purchase equal to $7,500 worth of Common Stock (in each case, net of brokerage commissions) and (2) Mr. McDaniel, who joined our Board in 2007, has not yet entered into a 10b5-1 trading program. We expect that Mr. McDaniel will enter into such a program during 2007. The funds for these purchases are paid by the Company and are included in the “Director Compensation” table above under the column heading “Fees Earned or Paid in Cash.”

We pay our non-employee directors the following annual retainers and fees for attended meetings:

Position	Annual Retainer ($)	Attendance Fee for Board or Applicable Committee Meeting ($)
Chairman of the Board of Directors	91,500	2,000
Non-Chairman Director	56,500	1,000
Chairman of the Audit Committee	14,000	2,000
Non-Chairman Member of the Audit Committee	3,500	1,500
Chairman of the Compensation Committee	5,000	1,500
Non-Chairman Member of the Compensation Committee	2,500	1,000
Chairman of the Nominating and Corporate Governance Committee	5,000	1,500
Non-Chairman Member of the Nominating and Corporate Governance Committee	2,500	1,000

Notwithstanding the foregoing, each Committee has a maximum number of meetings per year for which attendance fees are payable. Committee meetings above the applicable maximum may be held, but no attendance fees are payable for such meetings. Attendance fees are payable for up to 12 Audit Committee meetings per year, up to three Compensation Committee meetings per year, and up to two Nominating and Corporate Governance Committee meetings per year.

In addition, all directors are reimbursed for travel expenses incurred in connection with Board of Directors and committee meetings.

Mr. Neafsey is the Chairman of our Board of Directors and the Chairman of our Nominating and Corporate Governance Committee. In recognition of this dual service, since the second quarter of 2006 no annual retainer has been payable to Mr. Neafsey for his service as Chairman of our Nominating and Corporate Governance Committee.

Potential Payments Upon Termination or Change in Control

Messrs. Hoffman, Sobon, Bolton and Waksman.    We have entered into employment agreements with Messrs. Hoffman, Sobon, Bolton and Waksman. Mr. Sobon’s agreement expires on December 12, 2008, and each other agreement has a three-year term that is automatically extended for an additional year on each anniversary of the commencement of the term unless either party tenders a non-extension notice at least 180 days before such anniversary. Under each agreement, either we or the executive may terminate the agreement with or without cause. If we terminate the executive’s employment without cause or the executive terminates for good reason, each agreement requires us to pay the executive monthly severance payments equal to 1/12th of the sum of (1) his then current annual base salary plus (2) his target bonus for the year of termination (including the matching incentive of 50% of such target bonus under the MSPP) for a period of 24 months, together with the continuation of medical benefits during the period that severance is provided. In addition, pursuant to the executives’ equity award agreements and the terms of the applicable equity incentive plans, unvested equity awards will vest or become exercisable on a pro rata basis based on the time elapsed from the grant date to the date of termination. If a change in control occurs within six months after a termination without cause or for good reason, the executive will be entitled to the additional benefits payable in the event of such termination following a change in control, as described in the following paragraph.

If the termination follows a change in control, the severance is paid in a lump sum instead of installments and increases to three times base salary plus target bonus (including the matching incentive of 50% of such target bonus under the MSPP), and the medical benefits continuation period is extended to three years. In addition, upon a change in control, (1) all outstanding equity based or performance based awards would become immediately vested or exercisable, and (2) all benefits accrued under the SERP would become 100% vested and immediately payable in a lump sum, in both cases regardless of whether the executive’s employment is terminated. If the executive becomes subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code, such executive will receive an additional payment in an amount sufficient to offset the effects of such excise tax. All severance payments are contingent on the executive’s execution of a release of claims in favor of us and his resignation from any positions on our Board of Directors.

If an executive’s employment is terminated due to his death or disability, we are required to pay the executive a pro-rata payment equal to his target bonus for the year of termination (including the matching incentive of 50% of such target bonus under the MSPP) multiplied by a fraction, the numerator of which is the number of days in the year up to the date of termination and the denominator of which is 365, and the executive is entitled to full vesting of his outstanding equity or performance-based awards under the terms of the applicable equity incentive plans and equity award agreements. In addition, under the applicable equity incentive plans and equity award agreements, upon his retirement at or after age 65, each executive is entitled to (1) full vesting of his outstanding equity awards under the 2002 Stock-Based Incentive Compensation Plan and (2) pro-rata vesting of his outstanding equity awards under the MSPP. Currently, none of our named executive officers has attained age 65.

Each executive is subject to non-solicitation and non-competition covenants following termination of his employment for two years (if the executive terminates after a change in control, the severance period is deemed to be three years). For Messrs. Hoffman, Bolton and Waksman, the non-competition covenant will not apply if the termination occurs due to our refusal to renew the executive’s contract without cause. Each executive is also subject to an indefinite confidentiality covenant and a covenant to assign to us any invention developed by the executive (or with his participation) within one year after his termination of employment.

Mr. Gregory.    We have also entered into a change in control agreement with Mr. Gregory. This agreement provides that in the event Mr. Gregory is terminated without cause or terminates for good reason within two years following a change in control, or prior to a change in control with Mr. Gregory reasonably demonstrating that the termination without cause or for good reason was in connection with the change in control, Mr. Gregory is entitled to a lump sum payment equal to two times his then current base salary and target annual bonus for the year of termination (but not including the matching incentive of 50% of such target bonus under the MSPP). Mr. Gregory is also entitled to a continuation of medical benefits for a 24-month period, immediate payment of all of his deferred compensation, and immediate cash-out, vesting or exercisability of all outstanding equity-based or performance-based awards (under the terms of Mr. Gregory’s equity award agreements, his equity awards will vest in full without regard to his termination of employment upon a change in control). The foregoing severance payments are contingent on Mr. Gregory’s execution of a release of claims in favor of us. Mr. Gregory is subject to six-month non-solicitation and non-competition covenants following termination of his employment. He is also subject to an indefinite confidentiality covenant. For purposes of the change in control agreement, the terms “cause” and “good reason” have meanings similar to those provided under the employment agreements for our other named executive officers. In addition, pursuant to his equity award agreements and the terms of the applicable equity incentive plans, Mr. Gregory’s unvested equity awards will vest or become exercisable upon his termination other than for cause prior to a change in control, on a pro rata basis based on the time elapsed from the grant date to the date of termination, and will vest in full upon his death or disability. Upon his retirement at or after age 65, Mr. Gregory is entitled to (1) full vesting of his outstanding equity awards under the 2002 Stock-Based Incentive Compensation Plan and (2) pro-rata vesting of his outstanding equity awards under the MSPP.

Definitions.    For purposes of the above-described agreements, “cause” is defined as gross misconduct or negligence, theft of company assets, material failure to follow lawful instructions, breach of restrictive covenants or conviction of a felony. “Good reason” is defined as a change in the executive’s authority, duties, responsibilities, reporting obligations or principal employment location by more than 30 miles, a reduction in base salary, a reduction in the aggregate benefits payable to the executive, a failure by us to pay compensation or benefits to the executive when due or a failure or refusal by our successor to assume the executive’s employment agreement. “Change in control” generally means (1) the acquisition by an unrelated third party, pursuant to a sale, merger, consolidation, reorganization or similar transaction, of more than 30% of our common stock, (2) the liquidation or dissolution of us or a sale of substantially all of our assets, or (3) a change in two-thirds of the membership of our Board of Directors over a 24-month period.

Estimated Payments.    Estimated payments to each of the named executive officers under the above-described agreements upon termination without cause or for good reason prior to a change in control are as follows:

Name	Estimated Cash Payment($)	Estimated Value—Equity Vesting Acceleration($)	Estimated Amount of Continued Health Benefits($)	Total($)
Michael J. Hoffman	2,192,500	166,943	21,302	2,380,745
Walter S. Sobon	1,050,000	12,148	21,302	1,083,450
James C.T. Bolton	816,900	70,169	21,302	908,371
Frank E. Gregory	—	48,148	—	48,148
David J. Waksman	801,184	26,944	21,302	849,430

Estimated payments to each of the named executive officers under the above-described agreements upon termination without cause or for good reason in connection with a change in control are as follows:

Name	Estimated Cash Payment($)	Estimated Value—Equity Vesting Acceleration*($)	Estimated Amount of Continued Health Benefits($)	Estimated Value—SERP Vesting and Payment Acceleration*($)	Estimated Excise Tax Gross-Up($)	Total($)
Michael J. Hoffman	3,288,750	630,868	32,559	201,331	1,813,212	5,966,720
Walter S. Sobon	1,575,000	466,669	32,559	9,644	747,147	2,831,019
James C.T. Bolton	1,225,350	275,303	32,559	19,518	664,231	2,216,961
Frank E. Gregory	626,094	193,809	1,394	—	—	821,297
David J. Waksman	1,201,776	103,530	32,559	3,773	557,989	1,899,627

*	This payment would be made upon a change in control whether or not the executive’s employment is terminated.

Estimated payments to each of the named executive officers under the above-described agreements upon his death or disability are as follows:

Name	Estimated Cash Payment($)	Estimated Value—Equity Vesting Acceleration($)	Total($)
Michael J. Hoffman	657,750	630,868	1,288,618
Walter S. Sobon	225,000	466,669	691,669
James C.T. Bolton	175,050	275,303	450,353
Frank E. Gregory	—	193,809	193,809
David J. Waksman	150,222	103,530	253,752

Assumptions.    All amounts above are based on the assumption that the triggering event for the payments occurred on December 29, 2006, the last business day of 2006. The estimated value of accelerated equity vesting is calculated using a price of $7.00 per share, the closing price of our common stock on December 29, 2006. The estimated lump sum value of SERP benefits is based on an interest rate of 4.73%, the same interest rate used for purposes of calculating lump sum benefits as of December 31, 2006 under our Pension Plan. The estimated amounts of continued health benefits are calculated based on 2007 medical costs and assuming a 10% increase in such costs for 2008 and 2009. The interest rate used for estimating health benefits is 6% for U.S. benefits and 5.25% for U.K. benefits. These assumptions are consistent with those used for financial reporting purposes under U.S. generally accepted accounting principles.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s philosophy in setting its compensation policies for executive officers is to:

•	align the interests of executive officers with those of the Company’s stockholders;

•	offer compensation based upon each executive’s individual performance and the performance of the Company; and

•	attract and retain executive talent that contributes to the Company’s long-term success.

Compensation for executive officers is established by the Compensation Committee in accordance with the above principles using input from an independent compensation consultant engaged by the Compensation Committee. In addition to the analyses performed by the Compensation Committee’s independent compensation consultant, the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers.

Compensation Structure.    There are five key elements to the Company’s executive compensation program:

1. Base Pay.    The Compensation Committee considers the base pay, and other compensation, paid to executive officers of other corporations in a designated peer group developed with the assistance of the Compensation Committee’s independent compensation consultant. However, the Compensation Committee does not target any particular level of compensation or seek to match the compensation offered by other corporations. Base pay increases are typically made during the first quarter of each year, retroactive to the beginning of the year. The Chief Executive Officer recommends to the Compensation Committee base pay increases for the other executive officers.

2. Bonus Program.    Annual bonuses for executive officers are intended to reflect the Compensation Committee’s belief that a significant portion of the compensation of each executive officer should be contingent on the performance of the Company, as well as the individual contribution of each executive officer. The Company’s Annual Incentive and Management Stock Purchase Plan (the “MSPP”) is intended to be the principal vehicle for any bonus awards. The Compensation Committee has occasionally awarded bonuses outside the MSPP; the most recent such non-MSPP awards totaled $30,000 and were made in the first quarter of 2005.

Under the MSPP, each executive officer has a target bonus amount expressed as a percentage of the executive officer’s base salary. A portion of the target bonus is tied to individual performance criteria for each executive officer, and the remaining portion is generally tied to financial performance criteria for the Company; executives with responsibilities over business units with distinct financial goals may be assigned a third weighting based on unit performance. These goals are typically set during the first quarter of each fiscal year. The Chief Executive Officer recommends to the Compensation Committee the goals and weightings for the other executive officers. Company financial goals are determined using the budget approved by the Board of Directors, although the goals may vary from the budget.

In setting the relative weights of the different bonus criteria, the Compensation Committee generally follows two principles. First, financial performance criteria are more heavily weighted than individual performance criteria so as to align the officers’ interests with stockholders’ interests. Second, the more influence an executive position has over financial performance, the more weight will be assigned to financial performance. In 2006, Mr. Hoffman (our Chief Executive Officer) and Mr. Sobon (our Chief Financial Officer) were both weighted at 85% Company financial performance and 15% individual performance; Mr. Bolton (our Senior Vice President, Administration and Strategic Planning) was weighted at 70% Company financial performance and 30% individual performance; Mr. Gregory (our Vice President, European Operations) was weighted at 40% Company financial performance, 50% unit financial performance and 10% individual performance; and Mr. Waksman (our Vice President, General Counsel and Secretary) was weighted at 60% Company financial performance and 40% individual performance.

The Compensation Committee also annually determines the individual performance criteria for the Chief Executive Officer. The determination of individual performance criteria for the other executive officers may be made by the Compensation Committee or may be delegated by the Compensation Committee to the Chief Executive Officer. The financial goals typically include Credit Agreement EBITDA targets. Credit Agreement EBITDA is defined by the Company as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, and adjustments permitted under the Company’s Credit Agreement. The financial goals may include other elements that the Compensation Committee deems important when setting the annual MSPP goals. For example, in the past, capital expenditure and cash generation targets have been used in addition to the Credit Agreement EBITDA targets. Credit Agreement EBITDA targets are used in order to align the interests of management and stockholders, since the Committee believes that investors view the Company’s ability to generate Credit Agreement EBITDA as an important indicator of operating performance. In March 2007 the Company amended its Credit Agreement in several respects. One impact of these amendments was to delete the definition of EBITDA. Prior to these amendments, the Compensation Committee had already set 2007 Credit Agreement EBITDA targets for the MSPP. The Compensation Committee has not yet considered whether it will continue to use this financial measure or choose an alternative measure.

Personal and unit performance goals are set at levels meant to be achievable with the applicable officer’s best efforts. However, the Compensation Committee’s overarching philosophy is that executive interests should be aligned with stockholder interests. Thus, each year a minimum Credit Agreement EBITDA target is set under the MSPP, and if that minimum target is not met then no award will be made under the MSPP, regardless of the executive’s individual performance. For example, in 2005 the Company did not achieve the minimum Credit Agreement EBITDA target, and no MSPP awards were made for 2005.

If a bonus is awarded under the MSPP, it is paid 50% in cash as soon as practicable, and the remaining 50% is deferred for one year at a 5% interest rate, compounded on a daily basis. Plan participants are fully vested in the deferred bonus and any interest credited to the deferred bonus. Additionally, the deferred portion of the bonus is matched with an equal value of restricted stock units that vest in full in three years. The number of units granted is equal to the value of the deferred portion of the bonus, divided by the Company’s closing stock price on the date the bonus is awarded to the executive. Bonus award determinations are typically made during the first quarter of each year, after the Company has determined Credit Agreement EBITDA for the previous year. Upon vesting, restricted stock units are settled, at the discretion of the Compensation Committee, in either cash or shares, subject to the availability of shares for issuance under a stockholder approved equity compensation plan. Payment of the deferred bonus, accrued interest and restricted stock units may be deferred if necessary to avoid the application of Section 162(m) of the Internal Revenue Code.

If an officer voluntarily terminates employment with us or we terminate the officer for cause, the officer shall forfeit all unvested restricted stock units. If the officer voluntarily terminates due to retirement or is involuntarily terminated by us without cause, the officer will become vested in a prorated amount of the restricted stock units on the basis of the number of fully completed years of service during the vesting period over three. If the officer terminates due to death or disability, the officer will become fully vested in all restricted stock units granted under the MSPP. Additionally, provided the officer remains employed by the Company on the date of a change in control, all restricted stock units will become immediately and fully vested. Upon a change in control, or upon the officer’s termination of service with us, all of the officer’s vested restricted stock units and deferred bonus shall be distributed. Until distribution, all amounts credited under the MSPP shall be subject to our general creditors.

Our Board of Directors and the Compensation Committee have the right to modify or amend the MSPP and our Board of Directors has the right to terminate the MSPP. The MSPP provides that no amendment or termination may, without the participant’s consent, adversely affect the rights of such participant to amounts credited to the participant’s account or to which the participant is entitled.

3. Equity Awards.    The Compensation Committee believes that executives should be compensated in part with equity interests in the Company in order to more closely align the interests of stockholders and executives. However, the Company does not currently have an appreciable number of shares available for issuance under the

Company’s 2002 Stock-Based Incentive Compensation Plan (the “2002 Plan”). Therefore, the Company has not recently granted equity awards as part of its regular executive compensation program. However, the Company has granted equity-based awards to newly hired executives as inducement to join the Company. Some of these grants have been in the form of restricted stock granted under the 2002 Plan. Other grants have been in the form of restricted stock units that are paid in cash or shares in the discretion of the Compensation Committee, subject to the availability of shares for issuance under a stockholder approved equity compensation plan.

The Compensation Committee has adopted the following stock ownership guidelines for executive officers, which were recommended by Watson Wyatt, an independent compensation consultant:

CEO: 3 times base salary

Other executive officers: 1.5 times base salary

As discussed above, the Company does not currently have an appreciable number of shares available for issuance under the 2002 Plan. As disclosed elsewhere in this proxy statement, the Company is seeking stockholder approval for the issuance of up to 850,000 shares of common stock under the 2007 Plan. If this proposal is approved, then the Compensation Committee expects to make equity grants a part of the regular compensation program, and that such grants would assist in achieving the stock ownership guidelines.

4. Retirement Programs.    In 2006, executives participated in the Company’s defined benefit pension plan to the same extent as non-executive employees. Executives whose benefits under the pension plan were restricted by federal limits on annual benefits or compensation received a further benefit under a supplemental executive retirement plan. These plans serve to provide a long-term retirement benefit to the Company’s executives. However, in December 2006, the Board of Directors approved amendments to both of these pension plans that, effective as of April 1, 2007:

•	prohibited the entry of new participants;

•	except for the “grandfathered” participants (described below), froze benefit accruals so that no additional benefits will accrue after that date; and

•

with respect to all participants compensated on a salaried basis who: (1) were actively employed on April 1, 2007 and (2) had completed at least 15 years of service and had combined age and years of service of at least 65 at December 31, 2007 (the “grandfathered” participants), revised the benefit formula with respect to future benefit accruals to be 1% of the participant’s final five year average base rate of pay multiplied by the participant’s years of service after March 31, 2007.

Accordingly, the benefits for non-grandfathered executives will be frozen as of April 1, 2007, and the benefit formulas for grandfathered executives will be reduced as described above. Mr. Hoffman and Mr. Bolton are the only grandfathered named executive officers. At the same time, the Board of Directors approved amendments to the Company’s 401(k) Retirement Savings Plan as follows:

•

changed the matching contribution for all participants to 100% of monthly salary deferrals up to and including 3% of compensation and 50% of monthly salary deferrals over 3% and up to and including 6% of compensation; and

•	all matching contributions with respect to salary deferrals made after April 1, 2007 shall be immediately 100% vested.

5. Employment Agreements.    The Company has entered into employment agreements with Messrs. Hoffman, Sobon, Bolton and Waksman. In addition to the compensation elements discussed above, these agreements provide for post-employment severance payments and benefits in the event of termination of employment by the Company “without cause” or by the executive for “good reason” and provide for enhanced severance payments upon such terminations in connection with a change in control of the Company. Mr. Gregory is party to an agreement with the Company under which he would receive post-employment severance payments and benefits in the event of termination of employment following a “change in control,” unless such termination is by the Company for “cause” or by Mr. Gregory without “good reason.” These employment and change in control agreements are discussed in more detail above under “Potential Payments Upon Termination or Change in Control.” The Compensation Committee believes that these agreements provide incentive to remain with the Company, and would serve to align the interests of stockholders and management in the event of an opportunity for an acquisition of the Company. The Committee considers the impact of base pay and bonus increases on the amounts potentially payable under these agreements.

Tax and Accounting Impacts.    In setting executive compensation, the Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer and the four other most highly compensated officers, unless compensation is “performance-based” as defined under Section 162(m). Bonuses under the MSPP are not considered performance-based under Code Section 162(m). Compensation paid in 2006, including bonuses, was within the $1.0 million limit for the named executive officers. The Compensation Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company would make that advisable. In approving the amount and form of compensation for the Company’s executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

In discussing equity compensation programs, the Compensation Committee considers the tax and accounting implications of different program structures.

Consideration of 2006 Base Salary and Target Bonus Levels.    The Compensation Committee retained Watson Wyatt to act as an independent compensation consultant to the Committee’s review in 2005 and early 2006 of executive officer base salaries, bonus levels and equity positions. The Compensation Committee commissions such surveys periodically. The Compensation Committee may not commission such a survey in a given year because the year-over-year changes may not be sufficiently meaningful to warrant a new survey and because of the expense involved in annually preparing such a survey. In such cases, the Compensation Committee relies on the most recent survey.

The Watson Wyatt compensation survey examined a group of manufacturing companies with revenues generally comparable to the Company’s, consisting of AEP Industries, Inc., Applied Extrusion Technologies, Inc., AptarGroup, Inc., Caraustar Industries, Inc., Chesapeake Corporation, CLARCOR, Inc., Jarden Corporation, Myers Industries, Inc., Rock-Tenn Company, Spartech Corporation, Tredegar Corporation, Wolverine Tube, Inc.; a group of larger companies that included some of the Company’s direct competitors, consisting of Ball Corporation, Bemis Company, Inc., Owens-Illinois, Inc. and Sealed Air Corporation; and Graham Packaging Holdings Company and Plastipak Holdings, Inc., two of the Company’s direct competitors for whom only limited information is publicly available. This comparison showed the Company’s executive compensation levels to be generally below, and in some cases well below, average compensation levels of the comparison group. The Compensation Committee considered this disparity in light of its desire to motivate and retain management through competitive compensation programs. The Compensation Committee did not feel that executives need automatically be raised to any particular level of compensation relative to the peer group. Rather, the Compensation Committee weighed such factors as the individual contributions of each executive, such executive’s importance to the Company, and the Company’s financial performance. The Compensation Committee also considered what portion of any increase should be in the form of base salary, and what portion should be in the form of bonus or incentive programs tied to individual and Company performance. The Compensation Committee also reviewed tally sheets showing all the key compensation elements summarized above, as well as perquisites, 401(k) matching contributions, insurance premiums and similar benefits.

In comparing actual compensation to the survey data, the Compensation Committee was not attempting to discern whether compensation reached a certain percentile ranking. Rather, the Compensation Committee considered the overall compensation structure, which did not seem competitive. The Compensation Committee tempered this finding by taking into consideration the Company’s performance. Thus, while the Compensation

Committee felt that some increases should be implemented in order to have compensation programs that perform their core function of attracting and properly motivating management, the Compensation Committee did not feel that significant increases were warranted. In addition, the Compensation Committee decided that most of any increase should be delivered in the form of a higher bonus target, rather than in the form of guaranteed salary.

Using this information, the Compensation Committee considered Mr. Hoffman’s 2006 base salary and bonus target. The survey data showed Mr. Hoffman’s compensation to be well below the compensation levels of the comparison group. While the Compensation Committee wished to provide competitive compensation and to use the survey data as a general indicator of competitive compensation levels, the Compensation Committee did not target any particular level of compensation for Mr. Hoffman. Instead, the Compensation Committee considered the Company’s performance and Mr. Hoffman’s individual performance. The Compensation Committee discussed certain key accomplishments in 2005, including the February 2005 refinancing and the implementation of a strategic pricing initiative. The Compensation Committee decided to increase Mr. Hoffman’s 2006 compensation, but not to the levels of the comparison group. The Compensation Committee also considered it appropriate for the bulk of the increase to come not through base salary, but through increased bonus opportunity under the MSPP, under which Mr. Hoffman would only be compensated if the Company achieved the financial targets for payments under the MSPP. The Compensation Committee increased Mr. Hoffman’s 2006 base salary by 13% to $438,500, and increased his target bonus under the MSPP from 60% to 100% of his base salary. The Compensation Committee also reviewed recommendations from Mr. Hoffman for base salary and bonus target adjustments for the other named executive officers. Mr. Sobon’s 2006 base salary of $300,000 and target bonus of 50% had been established upon Mr. Sobon’s hiring in the fourth quarter of 2005, and were not adjusted. Mr. Bolton’s base salary was increased by 3% to $233,400, Mr. Gregory’s salary was left unchanged, and Mr. Waksman’s base salary was increased by 6% to $250,370. In addition, Mr. Bolton’s target bonus was increased from 40% of his base salary to 50% of his base salary, Mr. Gregory’s target bonus was increased from 35% of his base salary to 50% of his base salary, and Mr. Waksman’s target bonus was increased from 35% of his base salary to 40% of his base salary. As with Mr. Hoffman, the Compensation Committee’s philosophy in making these adjustments for the other named executive officers was to weight incentive compensation more heavily than base salary. These adjustments were made at the end of 2005, and were reviewed in early 2006 in light of the Company’s 2005 fourth quarter financial performance.

Consideration of 2006 Equity Awards.    At the same time that the salary and target bonus adjustments were being made, the Compensation Committee considered but did not authorize equity grants to the named executive officers. The limited number of shares available for issuance under the 2002 Plan precluded any meaningful grants, and the Compensation Committee discussed the possibility of seeking stockholder approval at the 2006 Annual Meeting of Stockholders to increase the number of shares available for issuance under the 2002 Plan. However, in light of the Company’s financial performance in the fourth quarter of 2005, the Compensation Committee did not feel that it was then appropriate to seek such stockholder approval. Thus, other than 100,000 shares of restricted stock issued to Mr. Sobon as an inducement to his joining the Company, no equity grants were made to the named executive officers in 2006. The size of this grant was determined through negotiations between the Company and Mr. Sobon.

Consideration of 2006 Target Bonus Performance Measures—Company Financial Goals.    Under the 2006 MSPP, the named executive officers’ target bonuses have two portions. A portion of the target bonus is dependent on the Company’s achievement of financial goals, and a portion is dependent on the achievement of personal goals.

For 2006, the Compensation Committee established Credit Agreement EBITDA targets for the MSPP. The Compensation Committee considered the reasonableness of the targets in light of the Company’s 2006 budget. The Compensation Committee wished to set achievable targets in order to provide an incentive to management, but did not wish to set targets that would be achievable without management’s best efforts. The Committee adopted Credit Agreement EBITDA targets, which were subsequently revised downwards in May 2006 upon the discovery of an error in the 2006 budget. The revised Credit Agreement EBITDA targets were as follows:

•	$60 million: Fund 30% of Company financial goals portion;

•	$62 million: Fund 50% of Company financial goals portion;

•	$64 million: Fund 70% of Company financial goals portion;

•	$66 million: Fund 100% of Company financial goals portion;

•	$70 million: Fund 125% of Company financial goals portion; and

•	Pro-rata funding for Credit Agreement EBITDA between any of the targeted figures.

In addition to these targets, for 2006 the Compensation Committee imposed an additional requirement that the Company’s 2006 free cash flow would have to be at least neutral in order for any MSPP awards to be made. This condition was imposed because the Compensation Committee deemed it a sufficiently important and achievable financial goal that management should not receive any bonus if the goal was not achieved. For these purposes, “free cash flow” means net cash provided by operating activities less purchases of property, plant and equipment, plus proceeds from the sale of property, plant and equipment.

Credit Agreement EBITDA for 2006 was $65.6 million and free cash flow was $21.7 million. This resulted in awards of $349,989 to Mr. Hoffman, $119,723 to Mr. Sobon, $76,707 to Mr. Bolton, $41,920 to Mr. Gregory and $56,423 to Mr. Waksman.

2006 Credit Agreement EBITDA is reconciled to net loss from the Company’s audited financial statements as follows:

Net loss	$(12,022)
Add back:
Interest expense	41,069
Taxes	(127)
Depreciation	33,441

EBITDA	62,361
Credit agreement adjustments	3,203

Credit agreement EBITDA	$65,564

2006 free cash flow is calculated as follows:

Net cash provided by operating activities	$44,279
Purchases of property, plant and equipment	(23,471)
Proceeds from the sale of property, plant and equipment	903

Free cash flow	$21,711

Consideration of 2006 Target Bonus Performance Measures—Personal Goals.    In 2007, the Compensation Committee reviewed Mr. Hoffman’s personal goals for 2006. These goals were established as long-term goals for accomplishment in 2006 and beyond, and each goal was assigned a specific weight based on the goals’ relative importance. These goals included, but were not limited to, such business issues as pricing, the Company’s relationship with its largest customer, resin procurement, growing the Company’s custom business, the performance of the Company’s European operations, strategies to maximize profits from the Company’s intellectual property, succession planning, information technology management and product quality. The Committee discussed, with and without Mr. Hoffman present, how Mr. Hoffman had performed relative to each of these goals. The Committee considered the extent to which each of Mr. Hoffman’s goals had been realized, and Mr. Hoffman’s plans for furthering these goals in 2007. The Committee awarded Mr. Hoffman 100% of the portion of his target bonus attributable to personal goal achievement, or $65,775.

For the other named executive officers, the evaluation of achievement of 2006 personal goals began with an assessment by Mr. Hoffman of how the officers’ had progressed towards their goals. Mr. Sobon’s goals included, but were not limited to, recruitment, working capital management, reporting and forecasting, and capital structure evaluation. Mr. Bolton’s goals included, but were not limited to, the Company’s relationship with its largest customer, analytical support, strategies to maximize profits from the Company’s intellectual property, and information technology management. Mr. Waksman’s goals involved litigation and contract management. Mr. Gregory’s goals were tied to the Credit Agreement EBITDA results of the Company’s European operations as follows:

•	$5.0 million: Fund 30% of personal award;

•	$5.3 million: Fund 50% of personal award;

•	$5.6 million: Fund 70% of personal award;

•	$5.9 million: Fund 100% of personal award; and

•	$6.5 million: Fund 125% of personal award.

Mr. Hoffman met with each of the named executive officers and assigned a percentage score to each goal. Mr. Hoffman then presented his recommendations to the Compensation Committee. The Compensation Committee reviewed Mr. Hoffman’s recommendations. The Compensation Committee discussed each of the named executive officers’ goals, and the basis for the scores assigned by Mr. Hoffman. Following these discussions, the Committee awarded Messrs. Sobon, Bolton and Waksman 100% of the portions of their respective target bonuses attributable to personal goal achievement, or $22,500, $35,010 and $40,060, respectively. The Committee did not award any bonus to Mr. Gregory in respect of personal performance.

Other Elements of Compensation.    The Compensation Committee reviewed each other element of compensation received by the named executive officers. The Compensation Committee considered the total value of such elements in determining whether bonus awards were in keeping with the Compensation Committee’s philosophies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Constar’s Form 10-K for the year ended December 31, 2006.

RESPECTFULLY SUBMITTED BY:

James A. Lewis
John P. Neafsey
A. Alexander Taylor

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 13, 2007. The table includes the number of shares beneficially owned by (i) each person or group that is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers named in the summary compensation table and (iii) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

5% Beneficial Owners, Directors, Named Officers	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Nader Tavakoli EagleRock Capital Management, L.L.C. 551 Fifth Avenue, 34th Floor New York, NY 10176 (1)(2)	2,968,928	23.6%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104 (1)(3)	1,916,755	15.2%

Crown Cork & Seal Company, Inc. One Crown Way Philadelphia, PA 19154 (1)	1,255,000	10.0%

David J. Greene and Company, LLC 599 Lexington Avenue New York, NY 10022 (1)	1,231,394	9.8%

Douglas Troob and Peter Troob 777 Westchester Avenue Suite 203 White Plains, NY 10604 (1)(4)	1,150,395	9.1%

James A. Lewis	15,422	*

William G. Little	15,727	*

Michael D. McDaniel	0	*

Frank J. Mechura	15,115	*

John P. Neafsey	28,159	*

Angus F. Smith	15,849	*

A. Alexander Taylor	22,293	*

Michael J. Hoffman (5)	218,174	1.7%

James C.T. Bolton (6)	86,862	*

Frank E. Gregory (7)	37,894	*

Walter S. Sobon	88,333	*

David J. Waksman	15,331	*

All directors and executive officers as a group (16 persons) (8)	627,658	5.0%

*	Represents less than 1% of the 12,577,342 shares of Common Stock outstanding as of April 13, 2007.

(1)	The number of shares beneficially owned for each 5% beneficial owner is derived from reports filed by each such beneficial owner under Section 13 or Section 16 of the Securities Exchange Act of 1934.
(2)

According to the Form 13F filed by EagleRock Capital Management, LLC (“Eagle Rock”) for the quarter ended December 31, 2005, Eagle Rock beneficially owns 2,690,455 shares of Common Stock. According to the Report on Schedule 13D filed by Mr. Tavakoli and Eagle Rock on October 26, 2005, Mr. Tavakoli beneficially owns all the shares of Common Stock beneficially owned by Eagle Rock, and an additional 278,473 shares of Common Stock.

(3)

As indicated in their Report on Schedule 13G dated February 7, 2007, Wells Fargo & Company beneficially owns all of the indicated shares, Wells Capital Management Incorporated beneficially owns 1,856,678 of the indicated shares and Wells Fargo Funds Management, LLC beneficially owns 1,218,277 of the indicated shares.

(4)

As indicated in their Report on Schedule 13G dated February 13, 2007, Douglas Troob and Peter Troob each beneficially own all of the indicated shares through the entities indicated in such Report. Such Report indicates that of such shares, Troob Capital Management (Offshore) LLC beneficially owns 767,001 shares, and that various other entities have beneficial ownership positions of less than 5% of the number of outstanding shares of Common Stock.

(5)	Includes 66,840 shares of Common Stock issuable upon the exercise of options.
(6)	Includes 21,400 shares of Common Stock issuable upon the exercise of options. Includes 3,552 units in a Common Stock 401(k) fund and assumes that each unit is equivalent to one share of Common Stock.
(7)	Includes 2,255 shares of Common Stock issuable upon the exercise of options.
(8)

Includes 96,238 shares of Common Stock issuable upon the exercise of options. Includes 5,435 units in a Common Stock 401(k) fund and assumes that each unit is equivalent to one share of Common Stock. The address of each director and executive officer is One Crown Way, Philadelphia, Pennsylvania 19154-4599.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Crown

Prior to our initial public offering in November 2002, we were a wholly owned subsidiary of Crown Holdings, Inc. As of April 13, 2007, Crown owned 1,255,000 shares, or approximately 10%, of our Common Stock. Frank J. Mechura, an executive officer of Crown, and William G. Little, a director of Crown, serve on Constar’s Board of Directors.

Agreements with Crown

Concurrently with the completion of the Company’s initial public offering, the Company entered into lease agreements with Crown for its Philadelphia headquarters, a research facility in Alsip, Illinois and a warehouse facility in Belcamp, Maryland. For the years ended December 31, 2006, 2005 and 2004, the Company paid Crown $1.5 million annually under these lease agreements. The current Philadelphia lease agreement expires on December 31, 2007 and the current Alsip lease agreement expired on December 31, 2006. The Alsip lease is currently being renegotiated. The Belcamp lease is on a month to month basis. In addition, the Company also entered into a transition services agreement with Crown. Under the transition services agreement, Crown provided services that included payroll, systems for accounting, reporting, tax, information technology, benefits administration, and logistics. This agreement has expired and has been extended on similar terms excluding certain services that Constar no longer purchases from Crown. The most recent version of this agreement expired on December 31, 2005, and a new contract is being negotiated. The Company recorded an expense of $2.8 million, $4.0 million and $4.2 million during the years ended December 31, 2006, 2005 and 2004, respectively, related to the transition services agreement and had a payable to Crown at December 31, 2006 and 2005 of $0.3 million and $0.2 million, respectively.

In 2002, one of the Company’s subsidiaries, Constar, Inc. and a subsidiary of Crown called Crown Cork & Seal Company (USA), Inc., or Crown USA, entered into the Salt Lake City PET Products Supply and Lease of Related Assets Agreement (“SLC Agreement”). Under the SLC Agreement, Crown USA supplied Constar, Inc. with PET preforms and containers manufactured at Crown USA’s facility. The products were manufactured using equipment that Constar, Inc. leased to Crown USA which were maintained at Crown USA’s Salt Lake City facility. The SLC Agreement expired on November 19, 2004 but the Company and Crown USA continued to operate under its terms. The Company purchased approximately $15.4 million and $15.9 million of PET preforms and containers from Crown during the years ended December 31, 2005 and 2004, respectively. In November 2005, Crown USA sold its Salt Lake City facility to a third party.

In 2002, Constar, Inc. and Crown USA entered into the Newark Component Supply and Lease of Related Assets Agreement (“Newark Agreement”). Under the Newark Agreement, Constar, Inc. supplies Crown USA with rings, bands and closures manufactured at Constar, Inc.’s facilities. The products are manufactured using equipment that Crown USA leases to Constar, Inc. and operates at the Company’s facilities. The Newark Agreement expired on November 19, 2004 but the Company and Crown USA continue to operate under its terms. The Company sold approximately $3.6 million, $2.7 million and $3.8 million of rings, bands and closures to Crown during the years ended December 31, 2006, 2005 and 2004, respectively. The Company had a net receivable from Crown of approximately $0.8 million and $0.4 million related to the Newark Agreement at December 31, 2006 and 2005, respectively.

In 2002, one of the Company’s subsidiaries, Constar Plastics of Italy, S.R.L., or Constar Italy, and a subsidiary of Crown called Crown Cork Italy S.p.A., or Crown Italy, entered into the Voghera PET Preform Supply and Lease of Related Assets Agreement (“Voghera Agreement”). Under the Voghera Agreement, Constar Italy supplied Crown Italy with resin and Crown Italy supplied Constar Italy with PET preforms manufactured at Crown Italy’s facility. The products were manufactured using equipment that Constar Italy leased to Crown Italy and maintained at Crown Italy’s facility. Crown Italy was sold by Crown to an unrelated third party in October

2005. The operations of Constar Italy were discontinued in 2006. Net of resin sales, the Company purchased approximately $2.2 million and $3.2 million of PET preforms from Crown Italy during the years ended December 31, 2005 and 2004, respectively. There were no amounts due from Crown Italy at December 31, 2006. The Company had approximately a $0.4 million net payable due from Crown Italy at December 31, 2005.

In 2002, Constar Italy and Crown Faba Sirma S.p.A., or Crown Faba entered into the Faba Supply Agreement (“Faba Agreement”). Under the Faba Agreement, Crown Faba blew preforms into bottles and sold the bottles to Constar Italy. Constar Italy sold preforms to Crown Faba. Crown Faba was sold by Crown in October 2005. The operations of Constar Italy were discontinued in 2006. The Company purchased approximately $0.5 million and $2.4 million of bottles from Crown during the years ended December 31, 2005 and 2004, respectively. The Company sold approximately $0.6 million and $0.9 million of preforms to Crown during the years ended December 31, 2005 and 2004, respectively. The Company had no outstanding balance with Crown at December 31, 2006 and 2005 related to the Faba Agreement.

In 2002, Crown Cork & Seal Technologies Corporation granted Constar International U.K. Limited a royalty-bearing license to certain closures technologies. This royalty bearing license was sold by Crown to an unrelated third party in October 2005. For the years ended December 31, 2005 and 2004, Constar International U.K. Limited paid to Crown Cork & Seal Technologies Corporation approximately £0.3 million in royalties under this license and had a net payable to Crown of approximately £0.2 million related to this license agreement at December 31, 2005.

In 2002, the Company entered into a License and Royalty Sharing Agreement with Crown Cork & Seal Technologies Corporation under which we agreed to pay a portion of any royalties earned on licenses of our Oxbar technology. The Company had a net payable to Crown of approximately $1.6 million related to this license at December 31, 2006 and 2005.

In 2002, the Company entered into a Benefits Allocation Agreement with Crown, under which the Company and Crown allocated responsibility for certain employee benefit liabilities. The Company retained or assumed all liability for compensation and benefits owed to the Company’s active or former employees, and assumed sponsorship of the Crown pension plan previously maintained for the Company’s hourly employees. The Company also expanded this plan to include the Company’s active salaried employees, establish savings and welfare plans for its active employees that are substantially equivalent to plans previously provided by Crown, and assume the stand-alone pension plans in the United Kingdom and Holland, including the corresponding assets and liabilities. As of December 31, 2006, the Company had an under-funded benefit obligation of approximately $15.2 million under such plans.

Pursuant to the provisions of our Amended and Restated Certificate of Incorporation, legal expenses incurred by certain current and former directors in connection with a putative securities class action lawsuit, as described in the Company’s 2006 Annual Report on Form 10-K, are being advanced on behalf of those directors by the Company or the relevant insurer. Because the claims are against both the Company and the defendant directors, we cannot determine what portion of those legal expenses would be attributable to the directors rather than the Company. In addition, pursuant to a Corporate Agreement entered into with Crown concurrently with our initial public offering, we have incurred certain indemnification obligations to Crown with respect to this lawsuit.

Policy for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for the treatment of related person transactions. The policy defines a “Related Person Transaction” as a transaction (A) in which (1) the Company was, is or would be a participant, and (2) any Related Person had, has or would have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner (but not a general partner) of another entity that is a party to the transaction); or (B) that is required to be disclosed under Item 404(a) of Regulation S-K. The policy defines a “Related Person” as a person (A) who is or was (at any time since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they are not presently such a person) an (1) executive officer, director or nominee for election as a director of the Company, or (2) Immediate Family Member of any of the foregoing; or (B) who is or was (at any time when the relevant transaction occurred or existed) (1) a greater than 5 percent beneficial owner of the Company’s common stock; or (2) an Immediate Family Member of such beneficial owner. The policy defines “Immediate Family Member” as a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Under the policy, the Audit Committee reviews the material facts of each Related Person Transaction and either approves or disapproves of the entry into the Related Person Transaction. If advance approval of a Related Person Transaction is not feasible or was not obtained, then the Audit Committee shall review the material facts of the Related Person Transaction and either ratify or disapprove of the entry into the Related Person Transaction. The Audit Committee may approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee shall take into account all of the facts and circumstances that the Audit Committee deems appropriate, including but not limited to whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the nature of the Related Person’s interest in the transaction, the nature of the relationship among the relevant Related Persons, the amount involved, any benefit to the Company and any impact on director independence.

No director may participate in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director shall provide all material information concerning the Related Person Transaction to the Audit Committee.

If a Related Person Transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Person. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the Related Person to see that they are in compliance with the Committee’s guidelines and that the Related Person Transaction remains appropriate.

A Related Person Transaction shall not be invalid, void or voidable under applicable law solely because the Committee shall fail to approve or ratify such Related Person Transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers, directors and greater than 10% stockholders. Based solely upon a review of reports filed by these persons, all Section 16(a) filing requirements have been met during 2006 except that (1) an August 10, 2006 restricted stock unit grant to Henry Conicelli was not reported until November 28, 2006; (2) an August 17, 2006 open market purchase by Henry Conicelli was not reported until January 12, 2007; and (3) an August 10, 2006 surrender of common stock by Frank Gregory to satisfy tax liabilities associated with the vesting of restricted stock was not reported until October 31, 2006.

OTHER BUSINESS

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors,

David Waksman

Vice President, General Counsel and Secretary

April 23, 2007

CONSTAR INTERNATIONAL INC.

2007 STOCK-BASED INCENTIVE COMPENSATION PLAN

CONSTAR INTERNATIONAL INC.

2007 STOCK-BASED INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company in attracting and retaining valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

2. Definitions

2.1 “Award” means an award of Restricted Stock, Restricted Stock Units, Options or SARs under the Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Cause” means: (i) the Employee’s gross misconduct or gross negligence in connection with the performance of the Employee’s duties that results in any adverse effect on the Company; (ii) the Employee embezzles any amount of the Company’s assets; (iii) the Employee’s conviction of, or a plea of nolo contendre to, a felony involving moral turpitude; (iv) the Employee’s engaging in any business that directly or indirectly competes with the Company or the disclosure of trade secrets, customer lists or confidential information of the Company to a competitor or unauthorized person; or (v) the Employee’s material failure to follow the lawful instructions of the Board.

2.4 “Change in Control” means:

(i) The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by or from the Company or any Subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

(ii)The occurrence of, a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

(iii) The occurrence of, (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary, wholly-owned, directly or indirectly, by the Company; or

(iv) During any period of twenty-four (24) consecutive months commencing upon the effective date of the Plan, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in paragraphs (i), (ii) or (iii) above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

2.7 “Common Stock” means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 14.

2.8 “Company” means Constar International Inc., a Delaware corporation, or any successor corporation.

2.9 “Disability” means an Employee’s inability to render, for a period of six consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician reasonably acceptable to the Company. In no event shall an Employee be considered disabled for the purposes of this Plan unless the Employee is deemed disabled pursuant to the Company’s long-term disability plan, if one is maintained by the Company.

2.10 “Employee” means an officer or other key employee of the Company or a Subsidiary including a director who is such an employee.

2.11 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any securities exchange, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee in accordance with applicable law.

2.12 “Holder” means an Employee to whom an Award is made.

2.13 “Incentive Stock Option” means an Option that meets the requirements of an incentive stock option as defined in Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.14 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.15 “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.16 “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated by the Committee as a Non-Qualified Option.

2.17 “Option” means the right granted from time to time under Section 8 of the Plan to purchase Common Stock for a specified period of time at a stated price. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

2.18 “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code and the regulations thereunder.

2.19 “Plan” means the Constar International Inc. 2007 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.20 “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.21 “Restricted Stock Unit” means a book-entry unit representing the value of one share of Common Stock awarded under Section 6 of the Plan.

2.22 “Restriction Period” means the Holder’s continuous period of employment with the Company or a Subsidiary during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.23 “Retirement” means retirement from the active employment of the Company or any Subsidiary pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Committee.

2.24 “SAR” means a stock appreciation right awarded by the Committee under Section 9 of the Plan.

2.25 “Subsidiary” means any (i) corporation if fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if fifty percent (50%) or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.

2.26 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.27 “Vesting Period” means the Holder’s period of continuous employment with the Company or a Subsidiary during which Restricted Stock Units awarded under Section 6 of the Plan are subject to forfeiture.

3. Eligibility

Any Employee who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan.

4. Administration and Implementation of Plan

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in determining the times at which Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders. The Committee shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Employees (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals for different Employees.

4.2 The Committee’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock or some combination thereof; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); to grant Awards (other than Incentive Stock Options) that are transferable by the Holder; and to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may (i) fully vest and/or accelerate the vesting of any or all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award or purchase price of the Award, (iii) after having given the Holder a chance to exercise any outstanding Options or SARs, terminate any or all of the Holder’s unexercised Options or SARs, or (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as, subject to Sections 4.2, 4.5 and 14 hereof, such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee shall be final, binding and conclusive for all purposes and upon all Holders.

4.4 The Committee may condition the grant of any Award, the right to exercise an Award, or the lapse of any Restriction Period or Vesting Period (or any combination thereof) upon the Holder’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company or its Subsidiaries (or any business unit thereof), (iii) sales by the Company or its Subsidiaries (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company or its Subsidiaries (or any business unit thereof), (vii) cash flow of the Company or its Subsidiaries (or any business unit thereof), (viii) return on total assets of the Company or its Subsidiaries (or any business unit thereof), (ix) return on invested capital of the Company or its Subsidiaries (or any business unit thereof), (x) return on net assets of the Company or its Subsidiaries (or any business unit thereof), (xi) operating income of the Company or its Subsidiaries (or any business unit thereof), (xii) earnings before interest, taxes, depreciation and amortization (“EBITDA”), including EBITDA as may be adjusted pursuant to the Company’s or a Subsidiary’s credit agreements or otherwise, (xiii) individual goals or (xiv) net income of the Company or its Subsidiaries (or any business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

4.5 The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 14) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code and the regulations issued thereunder.

4.6 Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be paid by the Company. The Committee may employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

5. Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 14, the total number of shares of Common Stock available for Awards under the Plan shall be eight hundred and fifty thousand (850,000) shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Holder, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. Notwithstanding anything to the contrary herein, the following shares of Common Stock shall not again be available for issuance as Awards under the Plan: (i) shares of Common Stock tendered (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option, (ii) any shares of Common Stock retained by the Company in satisfaction of the Holder’s obligation for withholding taxes, and (iii) shares of Common Stock not issued as a result of a net exercise of an Option.

5.2 The maximum number of shares of Common Stock subject to Awards that may be granted to any Employee shall not exceed 120,000 during any calendar year (the “Individual Limit”). Subject to Section 5.3, Section 15 and Section 18.6, any Award that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section 14.

5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit.

6. Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of book-entry units, each having a value equal to the Fair Market Value of one share of Common Stock on the date of grant. Such an Award shall be subject to the following terms and conditions:

6.1 A Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2 Upon determination of the number of Restricted Stock Units to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder’s account on the books of the Company.

6.3 The Committee may condition the grant of an Award of Restricted Stock Units, or the expiration of a Vesting Period, upon the Employee’s achievement of one or more Performance Goal(s) specified in the Restricted Stock Unit Agreement. If the Employee fails to achieve the specified Performance Goal(s), the Committee shall not grant the Restricted Stock Unit Award to the Employee, or the Holder shall forfeit the Award and no payment shall be made with respect to such Award.

6.4 The Restricted Stock Unit Agreement shall specify the duration of the Vesting Period taking into account termination of employment on account of death, Disability, Retirement or other cause. The Vesting Period may consist of one or more installments. At the end of the Vesting Period or any installment thereof the portion of the Holder’s Restricted Stock Unit account applicable to such installment shall be paid to the Holder (or, where appropriate, the Holder’s legal representative) in accordance with the terms of the Restricted Stock Unit Agreement. Notwithstanding the Vesting Period provided in a Restricted Stock Unit Agreement, the Committee may modify or accelerate the vesting limitations (consistent with Section 11 hereof), but may not accelerate the payment of, all or any part of a Restricted Stock Unit Award.

6.5 Prior to the vesting of Restricted Stock Units pursuant to Section 6.4 hereof, the Holder shall have no rights as a stockholder with respect to any Restricted Stock Units credited to the Holder’s account. Amounts equal to any dividends declared with respect to Common Stock after the granting of Restricted Stock Units and prior to the vesting thereof shall be paid to the Holder currently, or deferred and deemed to be reinvested in additional Restricted Stock Units, or otherwise reinvested on such terms as are determined at the time of the Award, and specified in the Restricted Stock Unit Agreement.

6.6 Settlement of Restricted Stock Units shall be made in cash or shares of Common Stock or any combination thereof, as determined by the Committee.

7. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee, which shares are subject to forfeiture upon the happening of specified events or upon the Employee’s and/or Company’s failure to achieve Performance Goals established by the Committee. Such an Award shall be subject to the following terms and conditions:

7.1 Restricted Stock shall be evidenced by Restricted Stock Agreements. Such agreements shall conform to the requirements of the Plan and, additionally, may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

7.2 Upon determination of the number of shares of Restricted Stock to be granted to an Employee, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Employee with the Employee designated as the registered owner, or shall direct that a book entry account representing such shares be established in the name of the Employee at the Company’s transfer agent and registrar. The certificate(s) or book entry account (as the case may be) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. Any share certificate(s) issued shall be deposited by the Employee, together with a stock power endorsed in blank, with the Company.

7.3 The Committee may require a cash payment from an Employee in an amount no greater than the aggregate Fair Market Value of the Common Stock awarded determined at the date of grant in exchange for the grant of an Award; or the Committee may make an award of Restricted Stock without the requirement of a cash payment.

7.4 Unless otherwise determined by the Committee, during the Restriction Period the Employee shall have all of the rights of a stockholder including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

7.5 The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee’s and/or the Company’s achievement of one or more Performance Goal(s) specified in the Restricted Stock Agreement. If the Employee fails to achieve the specified Performance Goal(s), the Committee shall not grant the Restricted Stock to the Employee, or the Employee shall forfeit the Award of Restricted Stock and the underlying Common Stock shall be forfeited to the Company.

7.6 The Restricted Stock Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Employee (or, where appropriate, the Employee’s legal representative). Consistent with Section 11 hereof, the Committee may modify or accelerate the vesting and delivery of shares of Restricted Stock.

8. Options

Options give an Employee the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

8.1 Option Grants: Options shall be evidenced by a written Option Agreement. Such Option Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

8.2 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

8.3 Term of Options: An Option Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years, except that in the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the term of such Option shall not be greater than five years.

8.4 Incentive Stock Options: Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by Section 422(b) of the Code. Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Holder in any one calendar year under the Plan shall not exceed $100,000.

8.5 Restrictions on Transferability: No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

8.6 Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in full in cash at the time of the exercise, or (ii) with the proceeds received from a broker-dealer whom the Holder has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in shares of Common Stock valued at their Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

8.7 Termination by Death: If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any unexercised Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of the Holder’s death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder’s transferee or by the Holder’s legal representative, for a period of 12 months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter. Any Option which is not exercisable or made exercisable by the Committee upon such termination shall be forfeited on the date of such termination.

8.8 Termination by Reason of Disability: If a Holder’s employment by the Company or a Subsidiary terminates by reason of Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of 12 months from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter. Any Option which is not exercisable or made exercisable by the Committee upon such termination shall be forfeited on the date of such termination.

8.9 Termination by Reason of Retirement: If a Holder’s employment by the Company or a Subsidiary terminates by reason of Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of 12 months from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter. Any Option which is not exercisable or made exercisable by the Committee upon such termination shall be forfeited on the date of such termination.

8.10 Termination Not for Cause: If a Holder’s employment by the Company or a Subsidiary is terminated by the Company or the Subsidiary not for Cause or by the Holder for a reason not specified in this Section 8 (including a voluntary termination), any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant consistent with Section 11 for a period of 90 days from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter. Any Option which is not exercisable or made exercisable by the Committee upon such termination shall be forfeited on the date of such termination.

8.11 Termination for Cause or Other Reason: If a Holder’s employment with the Company or a Subsidiary is terminated by the Company or the Subsidiary for Cause, all unexercised Options awarded to the Holder shall terminate on the date of such termination.

9. Stock Appreciation Rights

SARs give the Employee the right to receive, upon exercise of the SAR, the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

9.1 SARs are rights to receive a payment in cash, Common Stock, Restricted Stock, or a combination thereof as selected by the Committee. The value of these rights, which are determined by the appreciation in the value of shares of Common Stock subject to the SAR, shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9.2 The base price of an SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the SAR.

9.3 An SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock or any combination, as the Committee shall determine.

9.4 SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 8.3, 8.5, 8.7, 8.8, 8.9, 8.10 and 8.11. SARs shall also be subject to such other terms and conditions not consistent with the Plan as shall be determined by the Committee.

10. Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Employees any type of Award other than an Award provided in Sections 6, 7, 8 or 9 hereof that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan.

11. Vesting Requirements

Notwithstanding any provision of the Plan to the contrary, no Award under the Plan shall vest or become exercisable more rapidly than at a rate of three equal annual installments over a period of three years. In addition, at least 50% of the aggregate of all Restricted Stock Unit Awards and Restricted Stock Awards under the Plan (and any similar Awards granted under Section 10 hereof) shall be subject to the following requirements: (i) no portion of such Award shall vest or be paid on any date on which such portion is scheduled to vest (a “Vesting Date”) unless the Fair Market Value of a share of Common Stock on the applicable Vesting Date exceeds the Fair Market Value of a share of Common Stock on the date on which such Award was granted (the “Fair Market Value Condition”), (ii) any amounts that do not vest on an applicable Vesting Date because the Fair Market Value Condition was not satisfied shall vest and be paid on the next applicable Vesting Date on which the Fair Market Value Condition is satisfied, and (iii) any amounts with respect to which the Fair Market Value Condition is not satisfied during the Vesting Period or Restriction Period (as applicable) shall be forfeited. Notwithstanding the foregoing, the Committee may modify or accelerate the vesting of Awards in the event of the Holder’s death, Disability or Retirement, or upon a Change in Control.

12. Deferral Election

Notwithstanding any provision of the Plan to the contrary, an Award Agreement may provide that payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Holder until such time as the Committee may establish, as provided in the Award Agreement. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Holder prior to the time established by the Committee for such purpose, on a form provided by the Company, or, if such deferral is automatic, the terms and conditions of such deferral shall be set forth in the Award Agreement. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

13. Settlement of Awards

Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made pursuant to Awards under the Plan may be made in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards, or other property, and may be made in a single payment or transfer, or on an installment basis.

14. Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, any other distribution to stockholders other than a cash dividend, any change in the corporate structure of a Subsidiary, or any similar transaction or event, the Committee shall make adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Committee pursuant to this Section 14 shall be conclusive.

15. Effective Date, Termination and Amendment

The Plan shall become effective upon its approval by the stockholders of the Company, and no Award shall become exercisable, realizable or vested prior to such approval. The Plan shall remain in full force and effect until the earlier of 10 years from its effective date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval to the extent such approval is required under Section 422 of the Code, Section 162(m) of the Code, the rules of a stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or any other applicable law. Termination of the Plan pursuant to this Section 15 shall not affect Awards outstanding under the Plan at the time of termination.

16. Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime for no consideration, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

17. Securities Law Requirements

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Holder to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

18. General Provisions

18.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Employee at any time.

18.2 For purposes of this Plan, transfer of employment between the Company and its Subsidiaries shall not be deemed termination of employment. However, individuals employed by or providing services to an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service as of the date that such entity ceases to be a Subsidiary.

18.3 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. In the case of the payment of Awards in the form of Common Stock, or the exercise of Options or SARs, the Company shall, at the election of the Holder, have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

18.4 Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

18.5 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

18.6 The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 14, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award. The Committee may amend Awards without the consent of the Holder; provided that in the case of amendments adverse to the Holder, except as otherwise expressly provided herein, the Holder’s consent shall be required to any such amendment. The Committee may not issue new Awards in exchange for the cancellation of outstanding Awards. The Committee may not purchase for cash any outstanding Options having an option price per share that is more than the then current Fair Market Value of a share of Common Stock.

To record the adoption of the Plan, the Company has caused its authorized officers to affix its corporate name this 23rd day of April, 2007.

CONSTAR INTERNATIONAL INC.

By:	/s/ MICHAEL HOFFMAN
Name:	Michael Hoffman
Title:	President and Chief Executive Officer

CONSTAR INTERNATIONAL INC.

2007 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

CONSTAR INTERNATIONAL INC.

2007 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining valued Non-Employee Directors, and to motivate these individuals to exercise their best efforts on our behalf, and to encourage ownership of the Company’s stock by such directors.

2. Definitions

2.1 “Award” means a grant of Options or Restricted Stock under the Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change in Control” means:

(i) The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by or from the Company or any Subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

(ii) The occurrence after the effective date of the Plan of, a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

(iii) The occurrence after the effective date of the Plan of, (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iv) During any period of twenty-four (24) consecutive months commencing after the effective date of the Plan, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in paragraphs (i), (ii) or (iii) above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the committee designated by the Board to administer the Plan under Section 4.

2.6 “Common Stock” means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.7 “Company” means Constar International Inc., a Delaware corporation, or any successor corporation.

2.8 “Disability” means a physical and/or mental condition incurred by a Participant which prevents such Participant from continuing to serve as a Non-Employee Director.

2.9 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any securities exchange, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee in accordance with applicable law.

2.10 “Holder” means a Non-Employee Director who receives an Award.

2.11 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.13 “Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.14 “Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.15 “Participant” means a Non-Employee Director who meets the eligibility criteria of Section 3.

2.16 “Plan” means the 2007 Constar International Inc. Non-Employee Directors’ Equity Incentive Plan herein set forth, as amended from time to time.

2.17 “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.18 “Restriction Period” means the Holder’s continuous period of service with the Company during which Restricted Stock is subject to forfeiture.

2.19 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Eligibility

All Non-Employee Directors are eligible to receive Awards.

4. Administration and Implementation of Plan

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining what types of Awards will be granted, in determining the times at which Awards will be granted, in determining the amount of the Restricted Stock and/or Options to be granted to each such Participant, in determining the terms and conditions of the Awards granted under the Plan and in determining the terms of the agreements to be entered into with Holders. The Committee shall have the power to establish different terms and conditions with respect to (i) the types of Awards granted under the Plan, and (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times).

4.2 The Committee’s powers shall also include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock or some combination thereof; to grant Awards that are transferable by the Holder; and to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, on a Holder by Holder basis, (i) fully vest and/or accelerate the vesting of any or all Awards made under the Plan, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the Option exercise price or purchase price of Restricted Stock, (iii) after having given the Holder a chance to exercise any outstanding Options, terminate any or all of the Holder’s unexercised Options, or (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as, subject to Sections 4.2, 4.4 and 10 hereof, such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive for all purposes and upon all Holders.

4.4 The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

4.5 Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be paid by the Company. The Committee may employ attorneys, consultants, accountants and other service providers. The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

5. Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Award under the Plan shall be fifty thousand (50,000) shares. If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Holder, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. Notwithstanding anything to the contrary herein, the following shares of Common Stock shall not again be available for issuance as Awards under the Plan: (i) shares of Common Stock tendered (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option, or (ii) shares of Common Stock not issued as a result of a net exercise of an Option.

5.2 Any shares issued by the Company through the assumption or substitution of outstanding awards from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1 Option Grants: Options shall be evidenced by a written Option agreement. Such Option agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

6.2 Number of Options: The Committee may grant to any current Non-Employee Director an Option to purchase shares of Common Stock. The Committee in its sole discretion shall determine the number of Options, if any, granted under this Section.

6.3 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

6.4 Term of Options: An Option agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than 10 years.

6.5 Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in full in cash, (ii) with the proceeds received from a broker-dealer whom the Holder has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Holder valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of an Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

6.6 Termination: If a Participant terminates from his position as a Non-Employee Director for any reason, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (consistent with Section 8 hereof), for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

7. Restricted Stock

7.1 An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.2 Restricted Stock Grants: An Award of Restricted Stock shall be evidenced by a written Restricted Stock agreement. Such agreement shall conform to the requirements of the Plan and, additionally, may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. Upon determination of the number of Shares of Restricted Stock to be granted to a Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner, or shall direct that a book entry account representing such shares be established in the name of the Participant at the Company’s transfer agent and registrar. The certificate(s) or book entry account (as the case may be) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. Any share certificate(s) issued shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company.

7.3 Restricted Stock Price: The Committee may require a cash payment from a Participant in an amount no greater than the aggregate Fair Market Value of the Common Stock awarded determined at the date of grant in exchange for the grant of an Award; or the Committee may make an award of Restricted Stock without the requirement of a cash payment.

7.4 Stockholder Rights: Unless otherwise determined by the Committee, during the Restriction Period the Participant shall have all of the rights of a stockholder including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

7.5 Restrictions: The Restricted Stock Agreement shall specify the duration of the Restriction Period and the performance, service or other conditions (including termination of service on account of death, Disability or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative). Consistent with Section 8 hereof, the Committee may modify or accelerate the vesting and delivery of shares of Restricted Stock.

8. Vesting Requirements

Notwithstanding any provision of the Plan to the contrary, no Award under the Plan shall vest or become exercisable more rapidly than at a rate of three equal annual installments over a period of three years. Notwithstanding the foregoing, the Committee may modify or accelerate the vesting of Awards in the event of the Holder’s death or Disability, or upon a Change in Control.

9. Settlement of Awards

Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made pursuant to Awards under the Plan may be made in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards, or other property, and may be made in a single payment or transfer, or on an installment basis.

10. Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, any other distribution to stockholders other than a cash dividend, any change in the corporate structure of a Subsidiary, or any similar transaction or event, the Committee shall make adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Board pursuant to this Section 10 shall be conclusive.

11. Effective Date, Termination and Amendment

The Plan shall become effective upon its approval by the stockholders of the Company, and no Award shall become exercisable, realizable or vested prior to such approval. The Plan shall remain in full force and effect until the earlier of 10 years from its effective date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan; (ii) change the class of individuals eligible to be Holders; (iii) change the provisions of this Section 11; or (iv) make any other change which requires approval by stockholders under (a) the rules of a stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or (b) other applicable law. Termination of the Plan pursuant to this Section 11 shall not affect Awards outstanding under the Plan at the time of termination.

12. Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards that are transferable by the Holder during his lifetime for no consideration, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

13. Securities Law Requirements

The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Common Stock under any Award until completion of such registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Common Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Holder to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

14. General Provisions

14.1 Nothing in the Plan nor any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Participant for re-election to the Board by the Company’s shareholders.

14.2 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

14.3 The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 10, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise or base price for the shares underlying the Award. The Committee may amend Awards without the consent of the Holder; provided that in the case of amendments adverse to the Holder, except as otherwise expressly provided herein, the Holder’s consent shall be required to any such amendment. The Committee may not issue new Awards in exchange for the cancellation of outstanding Awards. The Committee may not purchase outstanding underwater options for cash.

To record the adoption of the Plan, the Company has caused its authorized officers to affix its corporate name this 23rd day of April, 2007.

CONSTAR INTERNATIONAL INC.

By:	/s/ MICHAEL HOFFMAN
Name:	Michael Hoffman
Title:	President and Chief Executive Officer

This Proxy is solicited on behalf of the Board of Directors

CONSTAR INTERNATIONAL INC.

2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 30, 2007

The undersigned stockholder of Constar International Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the 2007 Annual Meeting of Stockholders of Constar International Inc., each dated on or about April 23, 2007, and hereby appoints Walter S. Sobon and David J. Waksman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Constar International Inc. to be held on May 30, 2007 at 8:00 a.m., local time, at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania and at any adjournment or postponement thereof, and to vote all shares of Constar Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this card.

If shares are held under the Constar 401(k) Retirement Savings Plan, this Proxy serves to provide confidential voting instructions to the Plan Trustee who then votes the shares. Instructions must be received by May 25, 2007 to be included in the tabulation to the Plan Trustee. For shares with respect to which proxies are not received by this date, the Plan Trustee will treat the received proxies as instructions to vote such shares in the same proportion as shares held under the Plan for which voting instructions have been received unless contrary to ERISA.

SEE REVERSE SIDE

The Board of Director recommends a vote “FOR” all nominees listed in Item 1.

1.	Election of Directors: FOR all nominees listed below (except as indicated) if you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the following list: James A. Lewis, John P. Neafsey, Angus F. Smith

The Board of Directors recommends a vote “FOR” Items 2, 3 and 4.

	For	Against	Abstain
2. To approve the adoption of the 2007 Stock-Based Incentive Compensation Plan.	☐	☐	☐

	For	Against	Abstain
3. To approve the adoption of the 2007 Non-Employee Directors’ Equity Incentive Plan.	☐	☐	☐

	For	Against	Abstain
4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit and report upon the Company’s financial statements for 2007.	☐	☐	☐

And, in their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR each of the nominees set forth above, FOR Items 2, 3 and 4 and as said proxies deem advisable on such other matters as may properly come before the meeting.

Signature:	Dated:	, 2007

Signature (if held jointly or as community property):

This Proxy should be marked, dated and signed by the stockholder(s) as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.